                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         YORK INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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
Notice of 2002                                                           Proxy
Annual Meeting              [YORK INTERNATIONAL LOGO]                  Statement

TO THE STOCKHOLDERS:

      You are cordially invited to attend the 2002 Annual Meeting of Stockholders of York International Corporation (the "Company"). It will be held at the Company's offices at 631 South Richland Avenue, York, Pennsylvania on Thursday, May 23, 2002, at 10:30 a.m., EDT. At the meeting we will:

      1.    Elect a Board of Directors to hold office for one year.

      2.    Act on an Omnibus Stock Plan.

      3.    Act on an Incentive Compensation Plan.

      4. Ratify the appointment of KPMG LLP as the Company's independent accountants.

      Stockholders of record at the close of business on March 25, 2002 are entitled to vote at the meeting.

      If you cannot attend the meeting, please take the time to sign, date and mail the enclosed proxy in the envelope we have provided. Most stockholders can also vote their shares over the Internet or by telephone; voting instructions are printed on your proxy card. A majority of the outstanding shares of common stock must be represented at the meeting in order to transact business and, regardless of the number of shares you own, your proxy is important in fulfilling this requirement. By promptly voting your shares you will save the Company the expense involved in further communications. If you choose to attend the meeting, you may vote in person, even if you have previously sent us your proxy.

On behalf of the Company's Board of Directors

JANE G. DAVIS
Vice President, Secretary and
General Counsel

April 8, 2002

================================================================================

                                 PROXY STATEMENT

      This proxy statement is being sent to you in connection with the solicitation by the Company of proxies to be voted at the 2002 Annual Meeting of Stockholders, which will be held on May 23, 2002, at 10:30 a.m., EDT, at the Company's offices at 631 South Richland Avenue, York, Pennsylvania, and at any adjournment or postponement of the meeting. The Company pays the cost of preparing, printing and mailing this proxy statement. We have retained MacKenzie Partners, Inc. to assist with the solicitation for a fee of up to $5,000 plus out-of-pocket expenses. In addition to solicitations by mail, regular employees of the Company, without additional compensation, and employees of MacKenzie Partners, Inc. may solicit proxies in person or by telephone. The Company will reimburse brokerage houses and other custodians, nominees, and fiduciaries for the costs of sending proxy materials to stockholders.

      You can revoke your proxy at any time before the time of voting at the Annual Meeting by (1) executing another proxy at a later date, (2) delivering a written notice to any of the persons named in the proxy, or (3) voting in person at the Annual Meeting.

      If you are a holder of record of the Company's common stock at the close of business on March 25, 2002 (the "Record Date"), you are entitled to vote at the Annual Meeting. You are entitled to one vote on each matter presented for each share of stock you own. The proxy committee will vote your proxy at the meeting in accordance with your directions or, if you do not mark any selections, in accordance with the recommendation of the Board of Directors. See "Vote Required to Approve Matters" for a description of quorum and voting requirements and the effect of abstentions and "broker non-votes" on such requirements. On the Record Date, the Company had 39,284,160 shares of common stock outstanding and entitled to vote at the meeting.

      If you plan to attend the Annual Meeting, please keep the admission ticket, which is part of your proxy form. If a broker holds your shares and you would like to attend, please send a written request to Corporate Secretary, York International Corporation, 631 South Richland Avenue, York, Pennsylvania 17403. Please include proof of ownership, such as a brokerage account statement, and we will send you an admission ticket.

      The approximate date when this proxy statement and form of proxy will be mailed to stockholders is April 8, 2002.

                        VOTE REQUIRED TO APPROVE MATTERS

      A quorum for the meeting is a majority of the outstanding shares, represented in person or by proxy. Abstentions, "broker non-votes" (proxies from brokers or nominees indicating they have not received instructions from the beneficial owner as to a matter on which the brokers or nominees do not have discretionary power to vote) and votes withheld will be counted as present for purposes of determining a quorum. Brokers that do not receive instructions are entitled to vote on the election of Directors and the ratification of appointment of auditors. With respect to the other proposals, no broker may vote shares held for beneficial owners or other persons entitled to vote without specific instructions from such persons.

      The election of each Director requires a plurality of the votes cast. Approval of each other matter being considered requires a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Stockholders must submit written proposals by December 10, 2002 in order to be included in the Company's proxy material for the 2003 Annual Meeting of Stockholders. No proposals, including a nomination for election as a Director, received after March 24, 2003 may be brought before the Annual Meeting. Address proposals to Corporate Secretary, York International Corporation, 631 S. Richland Avenue, York, PA 17403. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

NOMINEES

      The Board of Directors has fixed the number of Directors to be elected at nine. All Directors will serve for a one-year term.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

      The proxy committee will vote in favor of each of the nominees listed below unless you withhold authority to vote for one or more of them.

      We have no reason to believe that any nominee will be unable to serve as a Director. However, if any nominee should become unable to serve, your proxy will be voted for a substitute nominee designated by the Board of Directors. In nominating candidates for the Board of Directors, the Directors take into account certain considerations. The first is that the Board of Directors should have a majority of independent Directors. The second is that nominees should bring experience in a field relevant to the Company's operations, such as manufacturing, marketing, technology or finance. The third is that candidates of different ages, races and genders should be considered in order to provide the Company with the benefits of diversity.

     Name and Age                                   Other Positions with the Company                    Director
     on Record Date                                 or Nominee's Principal Occupation                    Since
     --------------                                 ---------------------------------                    -----
Gerald C. McDonough (73).........................   Chairman of the Board of Directors;                   1988
                                                    Chairman of G.M. Management Group

Michael R. Young (57)............................   President and Chief Executive Officer                 1999

W. Michael Clevy (53)............................   President and Chief Executive Officer of              2000
                                                    DESA International, Inc.

Malcolm W. Gambill (71)..........................   Retired Chairman of the Board and Chief               1993
                                                    Executive Officer of Harsco Corporation

J. Roderick Heller, III (64).....................   Chairman and Chief Executive Officer                  2001
                                                    of Carnton Capital Associates

Robert F. B. Logan (69)..........................   Retired Chairman of the Board and Chief               1988
                                                    Executive Officer of Banc One Arizona
                                                    Corporation and Banc One Arizona, NA

Paul J. Powers (67)..............................   Retired Chairman of the
                                                    Board and Chief                                       2000
                                                    Executive Officer of Commercial Intertech
                                                    Corporation

Donald M. Roberts (66)...........................   Retired Vice Chairman and Treasurer of                1988
                                                    United States Trust Company of New York
                                                    and U.S. Trust Corporation

James A. Urry (48)...............................   Partner, Citicorp Venture
                                                    Capital Ltd.                                          1992

      Mr. McDonough has been Chairman of G.M. Management Group (strategic advisory services) since 1988. He was Chairman and Chief Executive Officer of Leaseway Holdings, Inc. from 1987 to July 1988 and Chairman and Chief Executive Officer of Leaseway Transportation Corp. from 1982 to 1987. Mr. McDonough is a Director of Associated Estates Realty Corporation and Barpoint.Com.

      Mr. Young has been President and Chief Executive Officer of the Company since February 2000. From November 1999 to February 2000 he was President of the Company's Central Environmental Systems Group. From 1996 to 1999 he was Chief Executive Officer and President of the Company's Bristol Compressors subsidiary. He was President, Chairman and Chief Executive Officer of Evcon Industries, Inc. from 1991 to 1995 and President and Chief Operating Officer of the Company from 1988 to 1989. From 1983 to 1987 he was with Bristol Compressors, Inc., where he served most recently as Chairman, President and Chief Executive Officer. Mr. Young is a Director of General Cable Corporation.

      Mr. Clevy has been President and Chief Executive Officer of DESA International, Inc. since November 1999. From 1995 to 1999, Mr. Clevy was President and Chief Executive Officer of International Comfort Products and was Chief Operating Officer from 1994 to 1995. From 1971 to 1994 he was with the Carrier Corporation unit of United Technologies Corporation, serving most recently as Vice President Manufacturing and Technology, Carrier North American Operations.

      Mr. Gambill was Chairman of the Board of Harsco Corporation from 1991 until he retired in 1994. Mr. Gambill was Harsco's Chief Executive Officer from 1987 to 1993 and its President from 1987 to 1991.

      Mr. Heller has been Chairman and Chief Executive of Carnton Capital Associates since 1997. In 2000 he was also Chairman and Chief Executive Officer of Financial Passport,

Inc. From 1985 to 1997 he was Chairman and Chief Executive Officer of NHP, Inc. Mr. Heller is a Director of Auto-trol Technology Corporation.

      Mr. Logan was Chairman of the Board and Chief Executive Officer of Banc One Arizona Corporation and Banc One Arizona, N.A. from April 1995 until his retirement on March 31, 1996. From April 1993 until April 1995, Mr. Logan was a private business consultant. He was with Valley National Bank, as President and Chief Operating Officer from January 1990 until April 1993 and as Senior Executive Vice President from May 1989 to January 1990. Mr. Logan was President and Chief Operating Officer of Alexander Hamilton Life Insurance Company of North America from October 1988 to April 1989, an independent financial advisor from October 1986 to October 1988, and Group Chief Executive and Deputy Chairman of Samuel Montagu & Co. (Holdings) Limited from March 1985 to July 1986. Mr. Logan is a Director of Plantronics, Inc.

      Mr. Powers was Chairman of the Board and Chief Executive Officer of Commercial Intertech Corporation from 1987 until his retirement in April 2000. Prior to that, he was President and Chief Operating Officer from 1984 to 1987 and Group Vice President, Hydraulics from 1982 to 1984. Mr. Powers is a Director of FirstEnergy Corporation, Twin Disc, Inc. and Globalsantefe Inc.

      Mr. Roberts was Vice Chairman and Treasurer of the United States Trust Company of New York and its parent, U.S. Trust Corporation, from February 1990 until his retirement in September 1995. He was Executive Vice President and Treasurer of both companies from January 1989 to February 1990 and Executive Vice President of both companies from November 1979 to January 1989. Mr. Roberts is a Director of Burlington Resources, Inc.

      Mr. Urry is a Partner at Citigroup Venture Capital and has been with Citigroup since 1981. He is a Director of Airxcel, AMI Semiconductor, Intersil and Palomar Technologies.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has the following standing Committees:

      Audit Committee. The Audit Committee recommends the independent auditors to the Board, reviews the proposed scope of the audit and the auditors' reports and reviews the audit fees paid. The Committee also reviews with the independent auditors and with the Company's management the Company's financial statements and the adequacy and effectiveness of the Company's internal auditing and accounting procedures and its financial controls. The Committee also reviews with the Company's general counsel the Company's compliance with its ethics policies and applicable laws and regulations. The members of the Audit Committee, who are all independent Directors as defined by the Rules of the New York Stock Exchange, are Messrs. Roberts, Logan and Urry. The Audit Committee held four meetings in 2001.

      Compensation Committee. The Compensation Committee determines the compensation of the Company's officers, division and subsidiary presidents and general managers and certain other highly compensated employees and supervises the administration of all benefit plans and other matters affecting executive compensation. It also recommends to the Board of Directors the fees for Directors. The members of the Compensation

Committee, who are all independent Directors, are Messrs. Gambill, Clevy and Powers. The Compensation Committee held seven meetings in 2001.

      Executive Committee. The Executive Committee has the authority to act on behalf of the Board when specific actions must be taken between Board meetings. The members of the Executive Committee are Messrs. Clevy, McDonough, Powers, Roberts, Urry and Young. The Executive Committee held no meetings in 2001.

      Finance Committee. The Finance Committee periodically reviews the Company's financial objectives and capital structure, reviews the funding and investment results of the Company's pension plans, and reviews acquisitions, divestitures, capital expenditures and financing transactions. The members of the Finance Committee, who are all independent Directors, are Messrs. Logan, Gambill, Urry and Heller. The Finance Committee held seven meetings in 2001.

      Nominating and Governance Committee. The Nominating and Governance Committee considers and recommends to the Board nominees for election as Directors and makes recommendations to the Board on matters of corporate governance. The members of the Nominating Committee, who are all independent Directors, are Messrs. McDonough, Clevy, Powers and Roberts. The Nominating and Governance Committee held four meetings in 2001.

DIRECTOR COMPENSATION

      The Company pays Directors who are not employees of the Company an annual retainer of $60,000. The Company does not pay any fee for attendance at Board or Committee meetings, but Directors do receive a per diem fee of $1,500 if they provide additional services to the Company. The non-employee Chairman of the Board also receives an annual fee of $265,000 for that service. The Company reimburses Directors for expenses they incur in attending Board of Directors and Committee meetings. Directors who are not employees of the Company do not participate in any pension plans of the Company.

      Directors who are not employees of the Company may elect to defer 100% of their annual retainer under the Company's deferred compensation plan. Amounts deferred are credited to a reserve fund and are invested in one of several investment options selected by the Director. The investment options are the same as those available to employees under the York International Investment Plan, including an option to invest in the Company's common stock at fair market value. Dividends payable on the common stock are reinvested in additional common stock. When a Director's service with the Company ends, the amount in the Director's reserve fund can be paid to the Director in a lump sum or installments, with investments in the Company's common stock distributed as stock.

      On May 25, 2001 each of the non-employee Directors received an option to purchase 2,000 shares of the Company's common stock under the Company's Amended and Restated 1992 Omnibus Stock Plan. Each person who serves as a Director (and is not an employee of the Company) as of the annual meeting of stockholders or who becomes a non-employee Director within six months after that meeting is entitled under the plan to an option to purchase shares of common stock at a price equal to the fair market value of the stock on the date of grant. The number of options currently granted is equivalent to a present value of $60,000. The options are not exercisable immediately and become exercisable to the extent of 25% of the underlying shares on each of the next four anniversaries of the date of grant, subject to acceleration in the event of certain changes in control of the Company. The options have a ten-year term but expire sooner if the holder ceases to be a Director.

      Directors who are employees of the Company are not compensated for their service as Directors. Mr. Young is the only Director who is an employee of the Company.

      The Board of Directors held ten meetings in 2001. Each of the Directors attended at least 75% of the aggregate of the meetings of the Board and of the Committees on which he served.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

      Relationship of Compensation to Performance

      The Compensation Committee believes that the compensation of the Company's officers should provide a strong incentive to achieve the Company's performance objectives. The objectives, which are established by the Board of Directors together with management, are intended to maximize corporate and divisional performance and, ultimately, deliver strong value to the stockholders. Consequently, in addition to salary, a significant portion of cash compensation is in the form of an annual bonus, which is paid when key performance objectives are achieved. The higher the level of responsibility of an officer, the more his or her total compensation depends on the bonus payment. The Company's Amended and Restated 1996 Incentive Compensation Plan also contains a Mid-Term Program that provides for the grant of Performance Units to be earned over a longer measurement period. In addition, the Compensation Committee grants stock options and may grant restricted stock, designed to provide long-term incentives to key employees and tie their interests directly to those of the Company's stockholders.

      Salaries

      The Compensation Committee recommends the base salary for the Chief Executive Officer to the Board of Directors for approval and sets the base salary for each of the other officers based on a number of factors, including level of responsibility, tenure with the Company, financial performance of the Company, prior individual performance, and comparable salaries for officers at other large industrial corporations. The Committee believes that base salary levels should be competitive with the base salaries (excluding bonuses) of companies in comparable industries and that the opportunity to increase compensation above base salaries should be directly related to the achievement of objective performance targets. The companies considered by the Committee include a larger number and broader range of companies than are included in the Standard & Poor's (S&P) Electrical Equipment Index, shown in the Stock Performance Graph below, reflecting the Committee's view that the employment market for the Company's officers includes a broader range of companies than those with which the Company should be compared for financial performance purposes. A prominent executive compensation consulting firm assists in determining market practice for all forms of executive compensation.

Performance-Based Bonuses

      Annual Cash Program - The Company pays annual cash bonuses under the Annual Cash Program of its Incentive Compensation Plan. Each year, the Company establishes financial objectives for its various business units for the succeeding year which are, in turn, used to establish overall targets for the financial performance of the Company. For 2001, the financial objectives selected were earnings before interest and taxes ("EBIT"), EBIT as a percentage of sales, average net capital employed as a percentage of sales and SG&A as a percentage of sales for the operating divisions and earnings per share ("EPS") for the Company. The financial objectives are presented to the Compensation Committee, which approves threshold, target, and overachievement goals based on these objectives. Each of the Company's management employees, including its executive officers, is eligible each year to earn a performance bonus equal to a percentage of base salary. The applicable percentage depends on the employee's level of responsibility and on the extent to which targets are achieved (i.e., the more senior the employee and the greater the level of performance of the area for which he or she is responsible, the higher the applicable percentage used to calculate his or her bonus).

      Bonuses for each individual are primarily based on the performance of that individual's business unit. In the case of those individuals with responsibility at the corporate level, such as the Chief Executive Officer and other corporate officers, bonuses are based on overall Company performance. A portion of the bonus of high level individuals in the business units is also based on overall Company performance. Bonus awards paid to the executive officers listed in the Summary Compensation Table are disclosed in that table.

      Mid-Term Program - The Mid-Term Program of the Incentive Compensation Plan is intended to cover successive measurement periods. The objectives for each measurement period are approved by the Compensation Committee, which also approves the number of Performance Units granted, based on market competitive data and job responsibilities. At the end of the measurement period, the number of Performance Units earned, if any, is based on the extent to which the established objectives have been met. The value of each Performance Unit earned will be equal to the average of the closing sale price of the Company's common stock during the 120 consecutive trading days ending on the last day of the measurement period.

      In 1999, 2000, and 2001 the Compensation Committee approved Mid-Term Performance Objectives for the three-year periods from 1999 through 2001, 2000 through 2002, and 2001 through 2003, respectively. The 1999, 2000 and 2001 grants were based solely on total return to stockholders as compared to the Industrial Component of the S&P Midcap 400 Index. A portion (35.6%) of the 1999 grant vested at the end of 2001 with some Performance Units having been earned for exceeding the entry level on total return to stockholders. All unvested Performance Units under the 1999 grant expired.

      Stock Awards

      In order to align the interests of management more closely with the long term interests of the Company's stockholders, the Compensation Committee also issues stock options and may issue restricted stock, pursuant to the Company's Amended and Restated 1992 Omnibus Stock Plan. The Committee grants options to individual employees based on its evaluation of a number of factors, including level of base salary, level of responsibility, expected level of contribution to the Company, prior individual performance and prior stock option and restricted stock grants. The largest grants are awarded to the most senior employees, who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Options under the plan may be either incentive stock options or non-qualified stock options at the discretion of the Compensation Committee. In 2001, the Committee granted non-qualified stock options exercisable at fair market value to certain key employees, including certain of the Company's officers. For these individuals, the options will be exercisable in one year. Stock option awards to the executive officers named in the Summary Compensation Table are disclosed in that table. The Company has never repriced any stock options.

      Compensation of Chief Executive Officer

      Mr. Young's 2001 compensation, including base salary, bonus, mid-term incentive and stock option award, was determined by the Compensation Committee in accordance with the criteria described above in the "Relationship of Compensation to Performance," "Salaries," "Performance-Based Bonuses," "Mid-Term Program" and "Stock Awards" sections of this report.

      Mr. Young received an increase in his base compensation in 2001 to $800,000 per annum effective March 1, 2001, which reflects the Compensation Committee's assessment of his performance during the prior year. Mr. Young received a cash bonus for 2001 in the amount of $400,000. Mr. Young's entire 2001 bonus was paid as a discretionary payment, not under the Annual Cash Bonus Program, in recognition for significant progress in achieving cost reduction goals and balance sheet improvements.

      In 2001, Mr. Young received a grant of 23,224 Performance Units under the Mid-Term Program of the Company's Incentive Compensation Plan. Earning of these units will be based on the level of achievement of the Company's total return to stockholders compared to a published index, which will be measured at the end of 2003. For the 1999 grant, which was measured at the end of 2001, Mr. Young received a payment of $75,961.76.

      In 2001, Mr. Young was also awarded an option grant of 100,000 shares of the Company's common stock (on terms described above under "Stock Awards") at the market price on the date of grant, reflecting the view of the Compensation Committee and the Board of Directors of Mr. Young's expected substantial contribution to the future progress and growth of the Company's business.

      Additional details of Mr. Young's compensation over the last three fiscal years are disclosed in the Summary Compensation Table and in other sections of this "Executive Compensation" section.

      Tax Considerations

      In making its compensation decisions, the Committee considers the effect of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits to $1,000,000 the allowable federal income tax deduction for compensation paid to the Company's Chief Executive Officer and next four most highly compensated officers. The limit on deductibility does not apply to performance-based compensation paid pursuant to a plan approved by the stockholders. The Company has obtained stockholder approval of its

Incentive Compensation Plan and does not anticipate that the expense associated with this Plan will be limited by Section 162(m). The Company expects that the expense associated with stock option awards made under the Company's Amended and Restated 1992 Omnibus Stock Option Plan will not be limited by Section 162(m) since the Company obtained stockholder approval of this Plan. The expense associated with restricted share awards that are not performance-based may be limited under Section 162(m) and, if that should be the case, the Committee may defer the vesting of such awards until such time as the associated expense is fully deductible.

      In the opinion of the Committee, the Company's performance-based cash compensation system, together with the grant of fair market value options and, in limited circumstances, restricted stock awards, provides all management employees, including executive officers, with an incentive to achieve objective performance targets designed to increase stockholder value.

The Compensation Committee

Malcolm W. Gambill, Chairman
W. Michael Clevy
Paul J. Powers

SUMMARY COMPENSATION TABLE

      The following table sets forth information concerning cash compensation paid by the Company to the Chief Executive Officer and each of the next four most highly compensated officers of the Company for services rendered in all capacities to the Company and its subsidiaries during the three fiscal years ended December 31, 2001.

                                                Annual                         Long Term Compensation (3)
                                          Compensation (1)                     --------------------------
                                         -----------------
                                                                               Securities
                                                                    Other      Underlying                        All
                                                                 Annual Com-     Options                      Other Com-
       Name                 Year        Salary         Bonus    pensation (2)  Granted (4)     Payouts (5)   pensation(6)
       ----                 ----        ------         -----    -------------  -----------     -----------   ------------
Michael R. Young            2001       $791,672      $400,000      $87,862        100,000      $75,961.76      $15,355
President and Chief         2000        719,780       950,000       64,446         75,000       49,233.45       11,131
Executive Officer           1999        426,459       411,469            0         80,000               0       18,958

Peter C. Spellar            2001        441,667       150,000            0         25,000       59,825.18        3,418
Vice President and          2000        388,333       365,994            0              0       36,920.48        3,130
President Engineered        1999        327,500       217,503            0         53,000               0        3,244
Systems Group

C. David Myers              2001        370,833       200,000            0         20,000       13,449.17        2,047
Vice President and          2000        297,509       362,250            0         16,000        7,433.90        2,161
Chief Financial Officer     1999        177,140        60,000            0         21,000               0        1,848

Ole Andersen                2001        441,667        90,000            0         25,000       60,527.30            0
Vice President and          2000        385,952       522,807            0              0               0            0
President Refrigeration     1999        171,012       142,072            0         60,000               0            0
Group

Wayne J. Kennedy            2001        420,833        90,000            0         20,000       49,753.44        6,191
Vice President and          2000        383,333       180,000            0         10,000       29,781.72        5,866
President Bristol           1999        275,333        60,000            0         70,000               0        2,869
Compressors

(1) Includes amounts deferred at the election of the officer pursuant to the York International Investment Plan, a plan established under Section 401(k) of the Code and the York International Corporation Executive Deferred Compensation Plan, a non-qualified deferred compensation plan. Does not include any amounts that may ultimately be earned for the Performance Units awarded during 2001 and shown in the Long-Term Incentive Plans - Awards in Last Fiscal Year Table.

(2) "Other Annual Compensation" for Mr. Young includes $38,420 in imputed income relating to the use by Mr. Young of a Company-owned condominium in York, PA and $38,000 in maintenance costs relating to his residence in Wichita, provided in lieu of the cost to the Company of selling his home and farm under the Company's relocation policy.

(3) The restricted stock holdings of the officers and the value of such holdings as of December 31, 2001, based upon the 2001 year-end closing price (net of the purchase price paid by the officer) are as follows: Mr. Myers - 1,500 shares ($55,695). Any dividends payable with respect to common stock will be paid with respect to the restricted stock. Mr. Myers received 3,000 restricted shares in 1999. The stock vests 50% on the second anniversary of the grant and 25% on each of the two subsequent anniversaries.

(4) Excludes options to purchase common stock at 85% of fair market value through automatic payroll deductions acquired in December 2001 under the 1992 Employee Stock Purchase Plan ("Purchase Plan"), in which Messrs. Young, Spellar, Myers, and Kennedy each elected to participate. Mr. Young acquired 814 shares, Mr. Spellar acquired 736 shares, Mr. Myers acquired 814 shares, and Mr. Kennedy acquired 814 shares of common stock.

(5) Represents payments for the Mid-Term Program under the Incentive Compensation Plan.

(6) Comprises matching contributions by the Company under the York International Investment Plan, and term life insurance premiums for the named individuals for policies with a face amount equal to the individual's base salary, as follows:

                                                                       Investment Plan     Insurance
                                                                        Contributions      Premium
                                                                        -------------      -------
       Michael R. Young..............................................       $1,375         $13,980
       Peter C. Spellar..............................................       $1,396         $ 2,022
       C. David Myers................................................       $1,700         $   347
       Wayne J. Kennedy..............................................       $    0         $ 6,191

OPTION GRANTS

      The following table shows, as to each person named, the options to purchase common stock granted by the Company in 2001 under the Amended and Restated 1992 Omnibus Stock Plan. The grants do not include options to purchase Company stock through automatic payroll deductions under the Purchase Plan (see note (4) to the Summary Compensation Table above).

                              OPTION GRANTS IN 2001

                                                  Individual Grants
                                  --------------------------------------------------
                                                   % of
                                   Number of       Total                                  Potential Realizable Value at
                                   Securities     Options                                 Assumed Annual Rates of Stock
                                   Underlying     Granted                                 Price Appreciation for Option
                                    Options        to All      Exercise                    Term (End of Year Value) (1)
                                    Granted       Employees   Price Per   Expiration     --------------------------------
          Name                    (Shares) (2)     in 2001      Share        Date        0%       5% (3)          10% (3)
          ----                    ------------     -------      -----        ----        --       ------          -------
M. R. Young ...................      100,000         13%        28.25       3/22/11      0      $1,776,627      $4,502,322

P. C. Spellar .................       25,000          3%        28.25       3/22/11      0         444,157       1,125,581

C. David Myers ................       20,000          3%        28.25       3/22/11      0         355,325         900,464

O. Andersen ...................       25,000          3%        28.25       3/22/11      0         444,157       1,125,581

W. J. Kennedy .................       20,000          3%        28.25       3/22/11      0         355,325         900,464

-----
(1) Represent arbitrarily assumed rates of appreciation of the common stock price, mandated by the Securities and Exchange Commission's rules, compounded annually over the term of the option and are not intended to forecast possible future appreciation, if any, of the common stock. The market value of the common stock on the March 22, 2001 grant date was $28.25; the value of the common stock at the end of those options' term based on a compounded 5% growth rate would be $46.02 per share and based on a compounded 10% growth rate would be $73.27 per share.

(2) The options are non-qualified, non-transferable other than by will or the laws of descent and distribution, and become exercisable in full one year from the date of grant and are exercisable for nine years, unless terminated sooner in the event of death, disability, retirement or termination of employment.

(3) No gain to the optionee is possible without an increase in the stock price that will benefit all stockholders. A zero percent gain in stock price will result in zero dollars for the optionee.

OPTION EXERCISES AND 2001 YEAR-END OPTION VALUES

      The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock option exercises and 2001 year-end stock option values.

                       AGGREGATED OPTION EXERCISES IN LAST
                     FISCAL YEAR AND YEAR-END OPTION VALUES

                                     Number of                     Number of Securities        Value of Unexercised
                                       Shares         Value       Underlying Unexercised       In-the-Money Options
                                      Acquired       Realized    Options at 2001 Year-End      at 2001 Year-End (1)
                                      --------       --------    ------------------------      --------------------
        Name                                                     Exercisable/Unexercisable   Exercisable/Unexercisable
        ----                                                     -------------------------   -------------------------
M. R. Young......................           0               0        193,000 /100,000           $2,004,213/988,000
P. C. Spellar....................           0               0         105,700/25,000            $  419,515/247,000
C. D. Myers......................           0               0          58,800/20,000            $  421,873/197,600
O. Andersen......................           0               0          60,000/25,000            $  531,738/247,000
W. J. Kennedy....................           0               0         156,200/20,000            $  874,275/197,600

(1) Based upon an assumed fair market value of $38.13 per share, which was the closing price on the New York Stock Exchange of the common stock on December 31, 2001.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

      The following table shows, as to each person named, the Performance Units granted by the Company in 2001 under the Mid-Term Program of the Amended and Restated 1996 Incentive Compensation Plan. At the end of the three-year measurement period, the number of Performance Units earned, if any, will be based on the extent to which the established objective of total return to stockholders as compared to the Industrial Component of the S&P Midcap 400 Index has been met. If the threshold objective is not met, no Performance Units are earned. If the target objective is exceeded, additional Performance Units can be earned, up to the number of the original grant. The value of each Performance Unit earned will be equal to the average of the closing sale price of the Company's common stock during the 120 consecutive trading days ending on the last day of the measurement period.

                                                                            Number of
                                                                          Shares, Units          Performance or
                                                                             or Other          Other Period Until
Name                                                                          Rights          Maturation or Payout
----                                                                          ------          --------------------
M. R. Young ..........................................................        23,224                12/31/03
O. Andersen ..........................................................        10,451                12/31/03
P. C. Spellar ........................................................        10,451                12/31/03
C. D. Myers ..........................................................         5,806                12/31/03
W. J. Kennedy ........................................................         9,870                12/31/03

RETIREMENT PLANS

      The Company has a defined benefit retirement plan (the "Retirement Plan") covering the salaried employees of certain of the Company's business units who are not subject to collective bargaining agreements. The Retirement Plan covers each of the officers named in the Summary Compensation Table other than Mr. Andersen.

      The following table indicates the amount of annual retirement income which would be payable under the Retirement Plan (but for certain limitations imposed by the Code) at normal retirement age to participants in specified salary and bonus levels and years of credited service categories. For 2001 the Code limits to $170,000 the amount of earnings that may be taken into account to calculate benefits, and to $135,000 the benefits payable. The limits are adjusted annually for inflation.

      Assumed Average Annual
       Earnings for Highest
         Five Consecutive
         Years in 10 Years                                15 Years     20 Years   25 Years     30 Years      35 Years
       Preceding Retirement                                Service      Service    Service      Service      Service
       --------------------                                -------      -------    -------      -------      -------
       $    300,000..............................          $ 72,000    $ 96,000   $120,000   $  144,000   $  151,500
            400,000..............................            96,000     128,000    160,000      192,000      202,000
            500,000..............................           120,000     160,000    200,000      240,000      252,500
            600,000..............................           144,000     192,000    240,000      288,000      303,000
            700,000..............................           168,000     224,000    280,000      336,000      353,500
            800,000..............................           192,000     256,000    320,000      384,000      404,000
            900,000..............................           216,000     288,000    360,000      432,000      454,500
          1,000,000..............................           240,000     320,000    400,000      480,000      505,000
          1,100,000..............................           264,000     352,000    440,000      528,000      555,500
          1,200,000..............................           288,000     384,000    480,000      576,000      606,000
          1,300,000..............................           312,000     416,000    520,000      624,000      656,500
          1,400,000..............................           336,000     448,000    560,000      672,000      707,000
          1,500,000..............................           360,000     480,000    600,000      720,000      757,500
          1,600,000..............................           384,000     512,000    640,000      768,000      808,000
          1,700,000..............................           408,000     544,000    680,000      816,000      858,500
          1,800,000..............................           432,000     576,000    720,000      864,000      909,000
          1,900,000..............................           456,000     608,000    760,000      912,000      959,500
          2,000,000..............................           480,000     640,000    800,000      960,000    1,010,000
          2,100,000..............................           504,000     672,000    840,000    1,008,000    1,060,500

      The compensation covered by the Retirement Plan consists of base salary and bonus paid in that year. The covered compensation (excluding the effect of Code limitations) and credited years of service, as of December 31, 2001, for each of the officers named in the Summary Compensation Table above were as follows: Mr. Young - $1,741,672, 2 years; Mr. Spellar - $559,082, 9 years; Mr. Myers - $303,115, 8 years; and Mr. Kennedy - $445,014, 7 years.

      The benefits shown in the above table are subject to reduction by an amount equal to a percentage of Social Security benefits. The benefits are calculated on a straight-life annuity basis assuming retirement at age 65.

      The Company has a defined benefit supplemental retirement plan (the "Supplemental Executive Retirement Plan") covering certain key executive officers, including Messrs. Young, Spellar, Myers and Kennedy.

      The following table indicates the amount of annual retirement income which would be payable under the Supplemental Executive Retirement Plan at normal retirement age to participants in specified salary and bonus levels and years of credited service categories.

          Assumed Average
        Annual Earnings for
     Highest Three Consecutive
         Years in 5 Years                                      15 Years    20 Years    25 Years   30 Years    35 Years
       Preceding Retirement                                     Service     Service     Service    Service     Service
       --------------------                                     -------     -------     -------    -------     -------
           $  300,000 ...............................          $112,500    $150,000    $150,000   $150,000    $150,000
              400,000 ...............................           150,000     200,000     200,000    200,000     200,000
              500,000 ...............................           187,500     250,000     250,000    250,000     250,000
              600,000 ...............................           225,000     300,000     300,000    300,000     300,000
              700,000 ...............................           262,500     350,000     350,000    350,000     350,000
              800,000 ...............................           300,000     400,000     400,000    400,000     400,000
              900,000 ...............................           337,500     450,000     450,000    450,000     450,000
            1,000,000 ...............................           375,000     500,000     500,000    500,000     500,000
            1,100,000 ...............................           412,500     550,000     550,000    550,000     550,000
            1,200,000 ...............................           450,000     600,000     600,000    600,000     600,000

      The Supplemental Executive Retirement Plan provides a retirement benefit equal to up to 50% (based on a maximum of 20 years of credited service) of the officer's highest average salary and bonus for three out of the last five years preceding retirement. The covered compensation and credited years of service under the Supplemental Executive Retirement Plan based on 2001 salaries and bonuses as of December 31, 2001, would be approximately: Mr. Young - $973,209, 16 years; Mr. Spellar - $562,833, 20 years; Mr. Kennedy - $502,361, 9 years and Mr. Myers - $399,698, 8 years.

      The benefits shown in the above table are subject to reduction by an amount equal to a percentage of Social Security benefits and benefits under the Retirement Plan. The benefits are calculated on a straight-life annuity basis assuming retirement at age 62.

      The Evcon Industries, Inc. Retirement Plan for Salaried Employees in which Mr. Young participated from 1991 until 1995, is intended to provide Mr. Young with retirement benefits. As of December 31, 2001, upon attaining age 65, he is eligible to receive an annual retirement benefit of $17,519.

      The Frick/Frigid Coil Pension Plan for Salaried Employees (the "Frick Plan"), in which Mr. Spellar participated from 1979 until his transfer to the Retirement Plan in 1992, is intended to provide Mr. Spellar with retirement benefits. Upon attaining age 65, Mr. Spellar is eligible to receive an annual retirement benefit of $16,289 from the Frick Plan.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

      The Company has entered into Employment Agreements with certain key executives, including the individuals named in the Summary Compensation Table. The agreements with Messrs. Young, Spellar, Myers and Kennedy have a three-year term and are automatically extended in the absence of notice to the contrary by either party. The agreements provide for a base salary no less than that in effect on the date they were entered into. In addition, the Agreements provide that, in the event the executive's employment is terminated by the Company other than for cause, the executive will receive payment of his salary and target bonus for the remainder of the employment period, health and welfare benefits during that period, and service credit for that period under the Company's Retirement Plan and Executive Supplemental Retirement Plan. The Agreements also provide for an additional payment equal to two years' salary and target bonus in return for an agreement on the part of the executive not to compete with the Company for a period of two years. Mr. Andersen, a citizen of Denmark, is covered by an agreement that provides for a 5-year term of employment. The agreement provides for a base salary no less than that in effect on the date the agreement commenced. In addition, in the event that Mr. Andersen's employment is terminated by the Company other than for cause, he will receive payment of his salary and bonus, and continuation of his executive benefits for a 60-month period. His agreement also requires that Mr. Andersen not compete with the Company for a period of two years following termination.

      The Company maintains severance agreements with certain of its key employees, including the individuals named in the Summary Compensation Table, which provide severance benefits in the event the employee's employment terminates in connection with or for a period following a change in control of the Company. In such event, the employee would receive a payment equal to three times his or her annual base salary and target bonus, together with continued health insurance benefits until the earlier of 36 months or the obtaining of similar coverage from another employer. Amounts payable under the agreements will be cut back to the extent they would not be tax deductible under Section 280G of the Code.

STOCK PERFORMANCE GRAPH

      The following chart compares the cumulative total return on the Company's common stock for the 5-year period from December 31, 1996 through December 31, 2001 to the cumulative total return for the same period of the Standard & Poor's Midcap 400 Index, the Industrial Component of the Standard & Poor's Midcap 400 Index, and the Standard & Poor's Electrical Equipment Index. The graph assumes that the value of the investment in the common stock and each index was $100 on December 31, 1996 and that all dividends were reinvested.

                 COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN
               AMONG YORK INTERNATIONAL, THE S&P MIDCAP 400 INDEX,
              THE INDUSTRIAL COMPONENT OF THE S&P MIDCAP 400 INDEX
                     AND THE S&P ELECTRICAL EQUIPMENT INDEX

                              [PERFORMANCE CHART]

                                                Dec-96    Dec-97      Dec-98      Dec-99      Dec-00      Dec-01
YORK INTL                                        100       71.6        74.75       51.13       58.53       74.11
S&P ELECTRICAL EQUIPMENT - 500                   100      140.93      189.13      283.6       265.18      214.96
S&P MIDCAP 400 INDEX                             100      132.25      157.52      180.71      212.35      196.42
INDUSTRIAL COMPONENT OF THE S&P MIDCAP 400       100      119.37      121.82      134.19      155.35      154.86

OWNERSHIP OF COMMON STOCK

                  OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information as of February 28, 2002 with respect to beneficial ownership of shares of the Company's common stock, assuming exercise of options exercisable within 60 days of such date, by each Director, by each executive officer named in the Summary Compensation Table and by all Directors and executive officers as a group. Except as otherwise noted, the beneficial owners have sole voting and investment power as to all such shares.

                                                                              Number of
                                                                                Shares
                                                                             Beneficially     Percentage of
                      Name of Beneficial Owner                                 Owned (a)       Outstanding
                      ------------------------                                 ---------       -----------
Gerald C..McDonough (b) .................................................        84,900               *
W..Michael Clevy (c) ....................................................        11,750               *
Malcolm W..Gambill (d) ..................................................        37,703               *
J..Roderick Heller, III .................................................         1,000               *
Robert F..B..Logan (e) ..................................................       117,771               *
Paul J..Powers (f) ......................................................        11,750               *
Donald M..Roberts (g) ...................................................       100,722               *
James A..Urry (h) .......................................................        27,819               *
Michael R..Young(i) .....................................................       335,800               *
Ole Andersen (j) ........................................................        94,350               *
Peter C..Spellar (k) ....................................................       193,345               *
C..David Myers (l) ......................................................        86,056               *
Wayne J..Kennedy (m) ....................................................       195,723               *
All directors and executive officers of the Company as a group
  (18 persons) (n) ......................................................     1,604,000            4.12%

--------------------------------------------------------------------------------

* Represents less than 1.0% of the aggregate shares of common stock outstanding.

(a) Includes shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2002.

(b)   Includes 19,250 shares issuable upon exercise of options.

(c)   Includes 6,750 shares issuable upon exercise of options.

(d)   Includes 19,250 shares issuable upon exercise of options.

(e) Includes 200 shares owned by Mr. Logan's wife as to which he disclaims beneficial ownership, 19,250 shares issuable upon exercise of optioons, and 7,928 shares representing Director fees deferred into the York Common Stock Fund of the Company's Deferred Compensation Plan.

(f)   Includes 6,750 shares issuable upon exercise of options.

(g) Includes 13,679 shares owned by Mr. Roberts' adult child and 13,678 shares owned by Mr. Roberts' wife on behalf of their two children as to which Mr. Roberts has no voting or investment power and as to which he disclaims beneficial ownership, 19,250 shares issuable upon exercise of options, and 1,079 shares representing Director fees deferred into the York Common Stock Fund of the Company's Deferred Compensation Plan.

(h) Includes 19,250 shares issuable upon exercise of options, and 8,569 shares representing Director fees deferred into the York Common Stock Fund of the Company's Deferred Compensation Plan.

(i)   Includes 293,000 shares issuable upon exercise of options.

(j)   Includes 85,000 shares issuable upon exercise of options.

(k) Includes 28,000 shares held in trust for Mr. Spellar's children and 500 shares owned by his wife, as to which he disclaims any beneficial ownership, and 130,700 shares issuable upon exercise of options.

(l)   Includes 78,800 shares issuable upon exercise of options.

(m)   Includes 176,200 shares issuable upon exercise of options.

(n)   Includes 1,166,880 shares issuable upon exercise of options.

                      OWNERSHIP OF OTHER BENEFICIAL OWNERS

                                           Voting                    Dispositive
                                         Authority                    Authority            Total Amount       Percent
                                                                                           of Beneficial        Of
Name and Address                    Sole          Shared         Sole         Shared       Ownership           Class
----------------                    ----          ------         ----         ------       ---------           -----
FMR Corporation (1)
82 Devonshire Street
Boston, MA  02109                  851,922            0        3,365,472              0       3,365,472        8.655%

Capital Group
International, Inc. (2)
11100 Santa Monica Blvd.
Los Angeles, CA  90025           2,845,580            0                0      3,135,080       3,135,080          8.1%

-----------
(1) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002 by FMR Corp., on behalf of itself and Fidelity Management & Research Company, Fidelity Management Trust Company, Fidelity International Limited, Edward C. Johnson 3d and Abigail P. Johnson.

(2) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2002 on behalf of Capital Group International, Inc. and its subsidiaries, Capital Guardian Trust Company, Capital International Limited and Capital International S.A.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based on a review of the forms filed with the Securities and Exchange Commission, we believe that all reports required of officers and directors concerning their ownership of the Company's stock during 2001 were filed in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Capital Guardian Trust Company, an affiliate of Capital Group International, Inc., which holds more than 5% of the Company's stock, manages portions of the Company's pension plan assets. Fidelity Management Trust Company, an affiliate of FMR Corporation, which holds more than 5% of the Company's stock, provides trust services and investment vehicles for the Company's 401(k) Plan. The agreements for these services were entered into on an arm's-length basis.

                                  PROPOSAL TWO
                   APPROVAL OF YORK INTERNATIONAL CORPORATION
                            2002 OMNIBUS STOCK PLAN

INTRODUCTION

      The Board of Directors has approved and recommends that our stockholders approve the 2002 Omnibus Stock Plan (the "2002 Plan"), which will become effective upon our stockholders' approval. A copy of the 2002 Plan can be found at Appendix A. The summary of the 2002 Plan that appears below is qualified by reference to the full text of the 2002 Plan.

      The Company believes that awards based on our stock act as an incentive to our Directors, executives and employees to promote the growth and profitability of the Company. We view such awards as a means to attract and retain highly qualified executives and key employees whose judgment, skill and initiative are critical to our success. The Company also grants stock options to employees below the executive and managerial levels in order to recognize their individual achievements and provide them with a stake in our long-term results.

EXISTING EQUITY COMPENSATION PLAN

      The Company currently provides options and, in limited instances, restricted shares under our Amended and Restated 1992 Omnibus Stock Plan (the "1992 Plan"). The 1992 Plan will expire on August 20, 2002. Information concerning the 1992 Plan appears in the table below:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                          Number of securities
                                                                                          remaining available for
                                Number of securities to be   Weighted-average exercise    future issuance under
                                issued upon exercise of      price of outstanding         equity compensation plans
                                outstanding options,         options, warrants and        (excluding securities
                                warrants and rights          rights                       reflected in column (a)
Plan category                               (a)                          (b)                          (c)
Equity compensation plans              5,184,891 (1)                   $34.72                     1,283,981 (1)
approved by security holders

Equity compensation plans not
approved by security holders                   0                            0                             0
                                       ---------                       ------                     ---------
            Total                      5,184,891                       $34.72                     1,283,981
                                       =========                       ======                     =========

(1)   As of December 31, 2001.

      Under the 1992 Plan, options to purchase 1,283,981 shares remained available as of December 31, 2001. The Compensation Committee normally grants options in March of each year and we anticipate that options will be granted at the end of March 2002, leaving shares available for grant. The grant in March 2001 was for 723,335 options. It is the intention of the Board of Directors to terminate the 1992 Plan (except with respect to the options still outstanding) upon approval of the 2002 Plan and not to grant any of the shares then remaining available under the 1992 Plan. All future grants would be made from the 2002 Plan.

ELIGIBILITY

      Officers and employees of the Company and its subsidiaries who are selected by the Compensation Committee of the Board of Directors may participate in the 2002 Plan. Directors who are not officers or employees of the Company are eligible to receive "Director Options," described below. Under the 1992 Plan, 300 participants received grants in 2001.

AWARDS

      The 2002 Plan provides for the award of incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights, performance awards, dividend equivalents and other stock units, as set forth in the 2002 Plan.

SECURITIES SUBJECT TO THE 2002 PLAN

      The number of shares of common stock that may be issued under the 2002 Plan may not exceed 2,000,000 (subject to adjustment in the case of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, distribution of assets, or other change in the corporate structure or shares of the Company). The number of restricted shares awarded under the 2002 Plan may not exceed 3% of the total number of shares of common stock outstanding at the time of any award of restricted shares. No individual may receive more than 300,000 shares, stock options or stock appreciations rights in any given calendar year. If any grant made pursuant to the 2002 Plan terminates unexercised, expires, becomes unexercisable or is forfeited or otherwise terminated or canceled, the shares of common stock subject to that grant will again be available for grant unless the shares would not be deemed available for future grants pursuant to Rule 16b-3 of the Securities and Exchange Commission ("Rule 16b-3").

      The closing price of the common stock on the NYSE on March 25, 2002 was $34.36.

STOCK OPTIONS

      The 2002 Plan authorizes grants of non-qualified stock options or incentive stock options ("ISO's") to participants from time to time as determined by the Compensation Committee. All stock options will have an exercise price that is not less than the fair market value of the common stock on the date the option is granted, and none may be exercised more than ten years from the date of grant. The Compensation Committee may establish dates on which installment portions of an option may be exercised during its term, and may accelerate the time at which installment portions of an outstanding option may be exercised. It may also establish performance requirements that must be met in order for a portion or all of an option to become exercisable. In the event of a change in control of the Company (as defined in the 2002 Plan), all outstanding stock options will automatically become exercisable.

      Grants of ISO's will be subject to certain additional restrictions imposed by law, which may be amended from time to time. The present restrictions require that the aggregate fair market value (as defined in the 2002 Plan) of shares of common stock with respect to which all ISO's first become exercisable by any participant in any calendar year not exceed $100,000 in order to be treated as ISO's. Also, the exercise price of any ISO granted to a participant who owns more than 10% of the voting power of the stock of the Company may not be less than 110% of the fair market value of the common stock on the grant date and the term of any such option may not exceed five years. Finally, ISO's may not be transferable other than by will or the laws of descent and distribution.

      The 2002 Plan permits the transfer of non-qualified stock options to family members, family trusts, partnerships and limited liability companies, to charitable or non-profit entities, and to such other persons as the Compensation Committee may specifically approve.

      Payment for shares received upon exercise of a stock option may be made in cash, shares of common stock, or a combination of cash and shares.

DIRECTOR OPTIONS

      The 2002 Plan provides for the grant each year of an option exercisable for shares of common stock to each person who is a non-employee Director immediately following the Company's Annual Meeting or who becomes a non-employee Director within six months after such Annual Meeting. The number of shares covered by the option is determined by the Compensation Committee. We anticipate that the Compensation Committee will authorize a grant with a present value equivalent of $60,000 on the date of grant. The grants are made each year immediately following the Annual Meeting or within six months with respect to Directors who become eligible within that period. The exercise price will be the fair market value on the date of grant. The term of each option will be ten years from date of grant, unless the Director is no longer serving on the Board of Directors, in which case the option will terminate at the earlier of ten years or five years from his or her ceasing to be a Director. These options will become exercisable over four years, unless accelerated sooner in the event of a change in control (as defined in the 2002 Plan). One year from the date of grant, 25% of the options become exercisable and on each subsequent anniversary of the grant an additional 25% of the options become exercisable. All Director options will become exercisable in the event of a change in control (as defined in the 2002 Plan).

      The Compensation Committee may also make other grants of stock options to non-employee Directors on terms and conditions that it establishes.

SHARE AWARDS

      Shares of common stock may be awarded to participants from time to time as determined by the Compensation Committee; provided that the number of restricted shares awarded under the 2002 Plan may not exceed 3% of the total number of shares outstanding at the time of any such award. The Compensation Committee will determine the restrictions, if any, on such shares, the duration of such restrictions, and any circumstance under which restricted shares will be forfeited. The Compensation Committee may determine that restrictions will lapse on the basis of time or the achievement of specific performance goals set out in the 2002 Plan. Participants may be required to deposit shares with the Company during the period of any restriction and, except as otherwise provided by the Compensation Committee, during any period of restriction participants will have all of the rights of a holder of common stock, including the rights to receive dividends and to vote. All restrictions on shares granted shall lapse upon a change in control (as defined in the 2002 Plan) and, except as otherwise determined by the Compensation Committee, on the termination of a grantee's employment due to death or disability. Except as otherwise provided by the Committee, on termination of employment for any other reason, unvested shares will be forfeited.

STOCK APPRECIATION RIGHTS

      The Compensation Committee may grant stock appreciation rights, entitling the grantee to receive, in cash or stock, value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of stock at the time of exercise, over (b) an exercise price established by the Committee that may not be less than 100% of the fair market value of the common stock on the date of grant. The stock appreciation rights become exercisable in accordance with terms and conditions established by the Compensation Committee. All stock appreciation rights will become exercisable upon a change in control (as defined in the 2002 Plan).

TERM

      The 2002 Plan will terminate on May 23, 2012, unless the Board of Directors decides to terminate it at an earlier date. Termination of the 2002 Plan will not affect grants made prior to termination, but no grants will be made after termination.

ADMINISTRATION; AMENDMENT

      The 2002 Plan will be administered by a committee of the Board of Directors (the "Compensation Committee") composed of two or more Directors who are (i) "non-employee directors," as defined in Rule 16b-3 and (ii) "outside directors," as defined in Section 162(m) of the Code. Subject to the terms of the 2002 Plan, and to such approvals and other authority as the Board of Directors may reserve to itself from time to time, the Compensation Committee has the authority to (i) select employees to participate in the 2002 Plan, (ii) determine the terms, conditions (including the exercise prices and terms of any options or other grants) and restrictions, if any, subject to which grants are made, (iii) modify, extend or renew outstanding grants, accept the surrender of outstanding grants and substitute new grants, except that neither the Board of Directors nor the Compensation Committee will have the authority to reprice any stock option granted under the 2002 Plan or to accept the surrender of an outstanding option in consideration for the issuance of a new option with a lower exercise price unless such repricing or issuance has previously been approved by the Company's stockholders, (iv) construe and interpret the 2002 Plan, and (v) adopt, amend, or rescind such rules and regulations, and make such other determinations for carrying out the 2002 Plan as the Compensation Committee deems necessary or appropriate.

      The Board of Directors, without further approval of the stockholders, may amend the 2002 Plan, except that approval of the stockholders will be obtained if such approval is required by Rule 16b-3 or if any amendment would change the provisions of the 2002 Plan requiring stockholder approval for the repricing of any option.

      The Compensation Committee has authority to amend any outstanding grant, provided that the Compensation Committee may not modify an outstanding grant if it would constitute a repricing or, if such modification would materially adversely affect such grant, without the consent of the grantee.

FEDERAL INCOME TAX EFFECTS

      Counsel has provided the Company with the following brief summary of the Federal income tax consequences under the Code as currently in effect, with respect to (i) incentive stock options, (ii) non-qualified stock options, (iii) restricted stock awards and (iv) stock appreciation rights.

      (i) Incentive Stock Options. No taxable income is realized by the option holder on either the grant or exercise of an incentive stock option. If there is no disposition of the option shares until more than two years after the option is granted and more than one year after the option is exercised, the gain or loss realized by the option holder on the sale of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction because of the grant or exercise of the option. If the option shares are disposed of in a sale, exchange, gift or other "disqualifying disposition" prior to the expiration of the two-years-from-grant/one-year-from-exercise holding period, generally (a) the option holder will realize taxable ordinary income in the year of the disposition in an amount equal to the excess (if any) of the fair market value of the shares at the time of the exercise of the option over the option price (except that, if the disposition is a sale or exchange of the type on which a loss, if sustained, would be recognized to the option holder, ordinary income would be realized by the option holder in an amount equal to only the gain realized on the sale or exchange if the gain is less than the excess) and would realize capital gain on the balance of a gain, and (b) the Company would be entitled to a deduction for the year of the disposition in the amount of the ordinary income realized by the option holder. Although the exercise of an incentive stock option will not produce ordinary taxable income to the option holder, it will produce an increase in the option holder's alternative minimum taxable income.

      (ii) Non-Qualified Options. No taxable income is realized by the option holder upon the grant of a non-qualified option. On exercise, the excess of the fair market value of the shares at the time of exercise over the option price of such shares would be treated as compensation. Any amounts treated as compensation (a) would be taxable at ordinary income tax rates in the year of exercise, (b) would be subject to withholding for Federal income tax purposes, and
            (c) generally would be an allowable income tax deduction to the Company. The option holder's tax basis for shares acquired upon exercise of a non-qualified option would be equal to the option price paid for the shares plus any amounts treated as compensation. If an option holder were to hold shares acquired pursuant to the exercise of a non-qualified option for more than one year after the exercise of such option and then were to sell such shares for more than their basis, the option holder would generally be entitled to long-term capital gain treatment on the difference.

      (iii) Restricted Stock Awards. No income is realized by an employee in connection with the grant of a restricted stock award. When the restrictions lapse, the employee will be required to include as taxable ordinary income the fair market value of the shares at the time the restrictions lapse in excess of the price paid for the stock (if any). The Company is entitled to a deduction for Federal income tax purposes equal to the amount included in the employee's income. An employee may, by making a Section 83(b) election within 30 days after the grant of the stock, choose to recognize income at the time of the grant. If such an election is made, any appreciation in the stock value after the grant date will, if the stock is held long enough, be eligible for long-term capital gain treatment on the subsequent sale of the stock. However, if the stock is forfeited later, the loss deduction allowable is limited to the price paid for the stock (if any) minus any amounts received upon such forfeiture.

      (iv) Stock Appreciation Rights. No income is realized by an employee in connection with the grant of a stock appreciation right. When the employee receives either cash or stock in satisfaction of the stock appreciation right, the amount of cash or the fair market value of the stock will be taxable as ordinary income. Any amounts treated as compensation (a) will be taxable at ordinary income tax rates in the year of exercise, (b) will be subject to withholding for Federal income tax purposes, and (c) generally will be an allowable income tax deduction to the Company.

      (v) Payment of Withholding Taxes. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state and local withholding tax requirements. The Compensation Committee may permit a participant to satisfy a tax withholding requirement on exercise of an option by delivery to the Company of shares of common stock owned by the participant, including shares the participant is entitled to receive upon exercise of an option.

      (vi) Code Section 162(m). The Committee has reviewed the 2002 Plan with respect to Section 162(m) of the Code, which limits the tax deduction available for compensation paid to the Company's five most highly-compensated individuals in excess of $1,000,000. The 2002 Plan has been designed so that to the extent practicable, awards under it to designated executives will qualify as "performance-based" compensation, which is excluded from the Section 162(m) cap on deductibility. Compensation related to stock options and stock appreciation rights issued under the 2002 Plan is expected to be fully deductible as performance-based. Restricted stock awards may not be deemed performance-based within the meaning of the rule and, depending on an officer's level of compensation when the stock vests, may not be fully deductible.

      (vii) Other. To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

      The foregoing discussion summarizes the Federal income tax consequences of the 2002 Plan based on current provisions of the Code, which are subject to change.

      Awards that will be made under the 2002 Plan are not presently determinable. The following table shows the awards of options to purchase common stock that were granted under the 1992 Plan in 2001. The options were awarded at the fair market value on the date of grant.

                                NEW PLAN BENEFITS

                             2002 OMNIBUS STOCK PLAN

           Name and Position                       Number of Options                        Dollar Value (1)
           -----------------                       -----------------                        ------------
Michael R. Young                                        100,000                               $932,250
President and Chief Executive Officer

Ole Andersen
Vice President and President
Refrigeration Group                                      25,000                                233,063

Peter C. Spellar
Vice President and President
Engineered Systems Group                                 25,000                                233,063

C. David Myers
Vice President and Chief Financial
Officer                                                  20,000                                186,450

Wayne J. Kennedy
Vice President and President
Bristol Compressors                                      20,000                                186,450

Executive Officers as a group,
including those named above                             262,500                              2,447,156

Non-Executive Director Group                             14,000                                130,515

Non-Executive Officer Employee Group                    492,035                              4,586,996

(1) The dollar value of the options granted is based on the Black Scholes formula.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 OMNIBUS STOCK PLAN.

                                 PROPOSAL THREE
                   APPROVAL OF YORK INTERNATIONAL CORPORATION
                        2002 INCENTIVE COMPENSATION PLAN

INTRODUCTION

      The Board of Directors has approved and recommends that the stockholders approve the York International Corporation 2002 Incentive Compensation Plan (the "2002 ICP") to provide certain management and key employees who are in a position with the Company or its subsidiaries to contribute materially to the success and profitability of the Company an incentive and reward for doing so. The purpose of the 2002 ICP is to (i) attract, retain and motivate a high caliber management team, (ii) further the Company's business strategies and support effective management decisions, and (iii) effectively balance short- and mid-term compensation in order to encourage focus on both short and longer term objectives. The 2002 ICP replaces the Company's 1996 plan.

      The 2002 ICP consists of an annual incentive program (the "Annual Program") and a mid-term incentive program (the "Mid-Term Program") based on rolling three-year periods (each, a "Measurement Period"). Awards under the 2002 ICP are based upon the achievement of certain performance objectives, developed through the Company's business planning process and approved by the Compensation Committee of the Board at the beginning of each fiscal year for the Annual Program and each Measurement Period for the Mid-Term Program. Awards under the 2002 ICP are intended to qualify as "performance-based" compensation within the meaning of Section 162(m) of the Code. Section 162(m) of the Code limits the deductibility of compensation paid to the Company's Chief Executive Officer and each of the next four most highly compensated officers unless such compensation is "performance-based."

      A copy of the 2002 ICP is found at Appendix B.

ELIGIBILITY

      Any individual who is the CEO of the Company or is among the next four highest compensated officers and any other management or key employee recommended by the Company's management and approved by the Compensation Committee of the Board of Directors may participate in the 2002 ICP (each, a "Participant" and collectively, the "Participants"). As of the Record Date, approximately 390 employees met the criteria for the Annual Program and approximately 65 employees met the criteria for the Mid-Term Program.

ADMINISTRATION

      The 2002 ICP is administered by the Compensation Committee, which is composed of two or more directors who are (i) "disinterested persons," as defined in Rule 16b-3 of the Securities and Exchange Commission and (ii) "outside directors" as defined in the applicable regulations under Section 162(m) of the Code. Subject to the terms of the 2002 ICP, the Compensation Committee has the authority to (i) approve the selection of the participants in the 2002 ICP, (ii) approve the determination of the performance measures for each participant under the 2002 ICP, (iii) certify the degree of achievement of the annual and mid-term performance objectives (the "Annual Performance Objectives" and "Mid-Term

Performance Objectives", respectively) and (iv) authorize the payment to each participant of his or her annual incentive award (the "Annual Award") and mid-term incentive award (the "Mid-Term Award"). The Compensation Committee does not have discretion to modify the terms of the Annual Award or Mid-Term Award once established, except that the Compensation Committee may reduce the payout under any award if, in its judgment, the amount of such payout does not reflect the design intentions of the 2002 ICP.

      The Board of Directors or the Compensation Committee may amend or terminate the 2002 ICP without further approval by the stockholders, so long as the termination or amendment does not, without the consent of a participant, affect a participant's rights with respect to awards previously granted. However, no amendment that would require stockholder approval under Section 162(m) of the Code may be made without such approval. No outstanding award may be amended in a manner inconsistent with the 2002 ICP.

PLAN AWARDS

Annual Program

      Annual Awards are determined in accordance with pre-established Annual Performance Objectives developed through the Company's business planning process and approved by the Compensation Committee. The Annual Performance Objectives will be composed of one or more of the following: fully diluted earnings per share, Corporate or Division earnings before interest and taxes (with or without a pro forma charge for the cost of capital) in absolute dollars or as a percentage of sales, revenue, sales, profit after tax, gross profit, operating profit, unit volume, return on equity, changes in working capital, return on capital, cash flow, total shareholder return, return on net capital employed, average net capital as a percent of sales, manufacturing efficiency, new product development project milestone dates, information technology systems implementation project milestone dates, cost of quality, purchase price variance or, for Participants other than the five most highly compensated executive officers, other objectively measurable goals approved by the Compensation Committee.

      Each Participant's individual potential bonus level will be based on several factors, including market competitive data, job responsibilities, the aggressiveness of a financial target relative to prior year performance and other economic factors. At the end of the Company's fiscal year, the Compensation Committee will approve the payment to each Participant of his or her Annual Award, if any, based on the achievement of the Annual Performance Objectives for the fiscal year. The maximum annual amount payable to a Participant under the Annual Program is $4 million. The payment of the Annual Award will be in cash, except that any award in excess of 150% of a Participant's then current salary may be paid in the Company's common stock or in a combination of cash and common stock, in the sole discretion of the Compensation Committee.

Mid-Term Program

      The Mid-Term Program will cover successive Measurement Periods. The Mid-Term Performance Objectives applicable to each Measurement Period will be composed of one or more of the following: cumulative earnings per share over a specified period, fully diluted earnings per share, Corporate or Division earnings before interest and taxes (with or without a pro forma charge for the cost of capital) in absolute dollars or as a percentage of sales, revenue, sales, profit after tax, gross profit, operating profit, unit volume, return on equity, changes in working capital, Corporate or Division return on net capital employed, cash flow, total shareholder return, total return to shareholders as compared to a relevant index of publicly traded companies as approved by the Compensation Committee or, for Participants other than the five most highly compensated executive officers, other objectively measurable goals approved by the Compensation Committee.

      Each Participant's individual potential bonus level will be based on several factors, including market competitive data, job responsibilities, the aggressiveness of a financial target relative to prior year performance and other economic factors. The amount of the Mid-Term Award earned, if any, will be based on the degree to which the pre-determined Mid-Term Performance Objectives for the Measurement Period are achieved.

      At the end of the Measurement Period, the Compensation Committee will approve the payment to each Participant of the amount of his or her Mid-Term Award earned, if any. The maximum amount payable to a Participant under the Mid-Term Program for any Measurement Period is $3 million. The payment of the Mid-Term Award will be in cash, except that any award in excess of 100% of a Participant's then current salary may be paid in the Company's common stock or in a combination of cash and common stock, in the sole discretion of the Compensation Committee.

2002 Awards

      On February 11, 2002, the Compensation Committee approved Annual Performance Objectives for 2002 and directly related threshold, target and overachievement bonus levels for the Participants in the Annual Program. For the five most highly compensated executive officers, the objectives include three or more of the following: earnings per share, cash flow, average net capital employed as a percent of sales, EBIT dollars, EBIT as a percent of sales, service revenue growth and new product development. The table below shows the approximate amounts that will be earned at the target bonus level:

                                NEW PLAN BENEFITS

                                 ANNUAL PROGRAM

           Name and Position                         Dollar Value
           -----------------                         ------------
           Michael R. Young                            $400,000
 President and Chief Executive Officer

             Ole Andersen
     Vice President and President
          Refrigeration Group                           225,000

           Peter C. Spellar
     Vice President and President
       Engineered Systems Group                         225,000

            C. David Myers
  Vice President and Chief Financial
                Officer                                 187,500

           Wayne J. Kennedy
     Vice President and President
          Bristol Compressors                           212,500

    Executive Officers as a group,
      including those named above                      1,892,500

     Non-Executive Director Group                          0

 Non-Executive Officer Employee Group                 12,675,258

      On January 23, 2002, the Compensation Committee approved Mid-Term Performance Objectives for the three-year period from 2002 through 2004 based on earnings per share and return on net capital employed and directly related threshold, target and overachievement bonus levels for the Participants in the Mid-Term Program. The approximate amounts that will be earned at the target bonus level if the Mid-Term Performance Objectives are met at the end of the Measurement Period by the individuals named in the Summary Compensation Table, all executive officers as a group, and all other employees as a group is set forth in the following table:

                                NEW PLAN BENEFITS

                                MID-TERM PROGRAM

           Name and Position                         Dollar Value
           -----------------                         ------------
Michael R. Young                                       $400,000
President and Chief Executive Officer

Ole Andersen
Vice President and President
Refrigeration Group                                     225,000

Peter C. Spellar
Vice President and President
Engineered Systems Group                                225,000

C. David Myers
Vice President and Chief Financial
Officer                                                 187,500

Wayne J. Kennedy
Vice President and President
Bristol Compressors                                     212,500

Executive Officers as a group,
including those named above                             642,500

Non-Executive Director Group                               0

Non-Executive Officer Employee Group                   1,892,500

                                 TRANSFERABILITY

      No right under the 2002 ICP is subject to anticipation, sale, assignment, encumbrance or transfer other than by will or the laws of intestate succession.

                            TERMINATION OF EMPLOYMENT

      Except as described below, a Participant must remain employed by the Company until the last day of the fiscal year to receive an Annual Award, if any, or until the end of an applicable Measurement Period to receive a Mid-Term Award, if any. If a Participant voluntarily terminates his or her employment with the Company or is terminated for Cause (as defined in the 2002 ICP) before such dates, all rights to the Annual Award or Mid-Term Award will be forfeited.

      If a Participant dies, incurs a disability, retires or is terminated other than for Cause, such Participant will be entitled to a pro-rated Annual Award or Mid-Term Award. Pro-rated awards are payable at the same time as those paid to other Participants receiving full awards.

CHANGE IN CONTROL

      In the event of a Change in Control (as defined in the 2002 ICP) the 2002 ICP will automatically terminate and each Participant's achievement of the objectives required to receive an Annual Award and Mid-Term Award under the 2002 ICP will be measured as of the end of the fiscal month immediately preceding the date of the Change in Control.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 ICP.

                                  PROPOSAL FOUR

                             INDEPENDENT ACCOUNTANTS

      The Board of Directors of the Company has selected and recommends the ratification of the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

      Representatives of KPMG LLP are expected to be present at the meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
                  APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is composed of three independent Directors and operates under a written charter that was adopted by the Board in May 2000 and reviewed and re-approved by the Board in July 2001. The Charter of the Audit Committee is attached as Appendix C.

      The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. It recommends to the Board, subject to stockholder ratification, the selection of the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process and management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent accountants are responsible for performing an independent audit of the

Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on the conformity of the financial statements to accounting principles generally accepted in the United States. The Committee's responsibility is to monitor and oversee these processes.

      The Committee held four meetings in 2001. The Committee met with and held discussions with management and KPMG LLP, the Company's independent auditors. The Committee reviewed and discussed the Company's audited financial statements with both. The Committee discussed with KPMG LLP the firm's independence and received a written disclosure as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence. The Committee also reviewed with KPMG the matters required to be communicated under Statement on Auditing Standards No. 61 concerning their evaluation of the Company's internal controls and the overall quality of the Company's accounting and financial reporting.

      Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

The Audit Committee

Donald M. Roberts, Chairman
Robert F.B. Logan
James A. Urry

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

KPMG LLP has been the independent accounting firm that audits the financial statements of the Company and its subsidiaries. In accordance with standing policy, KPMG LLP periodically changes their personnel who work on the audit.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP.

Audit fees, excluding audit-related amounts set forth below          $2,114.000
                                                                     ==========

Fees for all other services:
         Audit related                                               $1,936,000
         Other                                                        1,776,000
                                                                     ----------
                  Total fees for all other services                  $3,712,000
                                                                     ==========

Audit related services include statutory audits at certain locations outside the United States; internal audit services; audits of employee benefit plans; and review of registration statements filed with the Securities and Exchange Commission and preparation of related letters to underwriters and consents. Other fees were primarily for tax planning and operational internal audit services.

KPMG LLP did not provide any services related to financial information systems design and implementation during 2001.

The Audit Committee reviews summaries of services provided by KPMG LLP and the related fees, and has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP.

                                 OTHER BUSINESS

      As of the date of this proxy statement, the Company does not intend to bring any other matters before the 2002 Annual Meeting requiring action of the stockholders, nor does it have any information that other matters will be brought before the meeting. However, if any other matters requiring the vote of the stockholders properly come before the 2002 Annual Meeting, it is the intention of the proxy committee to vote the proxy in accordance with their best judgment.

                                                   JANE G. DAVIS
                                                   Vice President, Secretary and
                                                   General Counsel

April 8, 2002

                                                                      APPENDIX A

                         YORK INTERNATIONAL CORPORATION

                             2002 OMNIBUS STOCK PLAN

1. ESTABLISHMENT AND PURPOSE

      York International Corporation hereby establishes the YORK INTERNATIONAL CORPORATION 2002 OMNIBUS STOCK PLAN (the "Plan"). The Plan permits the grant of incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, performance awards, dividend equivalents and other stock units or any combination of the foregoing.

      The purpose of the Plan is to promote the growth and profitability of York International Corporation (the "Company") by (i) providing directors, certain officers and other employees of the Company and its subsidiaries with incentives to improve stockholder value and contribute to the success of the Company, and
(ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

2. DEFINITIONS

      "Cause" means the termination of employment of an employee for (i) providing the Company with materially false representations relied upon by the Company in furnishing information to stockholders, a stock exchange or the Securities and Exchange Commission, (ii) maintaining an undisclosed, unauthorized and material conflict of interest in the discharge of duties owed to the Company, (iii) misconduct causing a serious violation by the Company of state or federal laws, (iv) theft of Company funds or assets, or (v) conviction of a crime involving moral turpitude.

      "Change in Control" shall mean

      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (c) hereof; or

      (b) Individuals who, as of the date of the most recent amendment hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of the most recent amendment hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any

                                                                      APPENDIX A

such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

      (c) Consummation of a reorganization, merger or consolidation involving the Company or any subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) either (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transactions owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock or (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Business Combination and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

      (d) A complete liquidation or dissolution of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statue.

      "Disability" means the inability to perform the duties assigned by the Company to the participant by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

      "Fair Market Value" of a share of the Company's Common Stock for any purpose shall mean the closing price of the Common Stock on the exchange where the Common Stock is principally traded. If the Common Stock is not traded on an exchange, but is traded in the over-the-counter market, Fair Market Value on the relevant date shall mean the last sale price reported by the National Association of Securities Dealers Automated Quotation Systems ("NASDAQ"), if the Common Stock is included in the National Market System or the average of the closing bid and asked prices reported on the preceding day on which such prices were reported. If the Common Stock is not traded on an exchange or reported by NASDAQ, the Board of Directors shall determine Fair Market Value. In the case of incentive stock options, the Board's determination shall conform to the Treasury Regulations under Section 422 of the Code.

                                                                      APPENDIX A

      "Retirement" means termination of employment on or after the date the participant either attains 62 years of age or attains 55 years of age and completes 5 years of service or a retirement with the approval of the Board of Directors.

      "Subsidiary" and "subsidiaries" mean only a corporation or corporations within the meaning of the definition of "subsidiary corporation" provided in
Section 424(f) of the Code, or any successor thereto of similar import.

3. ADMINISTRATION

      The Plan shall be administered by the Compensation Committee appointed by the Board of Directors, which shall be composed of not less than two directors of the Company who are both "non-employee directors" and "outside directors." "Non-employee directors" shall have the meaning set forth in Rule 16b-3 of the Securities and Exchange Commission ("Rule 16b-3") and "outside directors" shall have the meaning set forth in Treasury Regulation Section 1.162-27(e)(3) or any successor rule.

      The Committee shall, consistent with the provisions of the Plan, be authorized to (i) select persons to participate in the Plan, (ii) determine all terms, conditions and restrictions of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) modify, extend or renew outstanding grants, accept the surrender of outstanding grants and substitute new grants, provided that no such action shall be taken with respect to any outstanding grant which would adversely affect the participant without his consent, and further provided that, except for adjustments pursuant to Section 15, neither the Board of Directors nor the Committee shall have the authority to reprice any stock option granted under this Plan or to accept the surrender of an outstanding option in consideration for the issuance of a new option with a lower exercise price unless such repricing or issuance has previously been approved by the stockholders of the Company, (iv) interpret the Plan and (v) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Subject to the overall limitation on the number of shares of Common Stock available under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations. The Committee may permit the deferred delivery of any shares of Common Stock under this Plan, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents.

      Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its stockholders and the participants in the Plan. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

      Notwithstanding anything to the contrary herein, the Board of Directors may, in its sole discretion, at any time and from time to time resolve to administer the Plan. In such event, the term "Committee" used herein shall be deemed to mean the Board of Directors.

                                                                      APPENDIX A

4. SHARES AVAILABLE FOR THE PLAN; ANNUAL LIMIT ON GRANTS

      The shares of Common Stock with respect to which grants may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares. Subject to adjustments as provided in Section 15, as of any date the total number of shares of Common Stock with respect to which awards may be granted under the Plan shall be equal to 2,000,000 shares, provided that the number of restricted shares awarded under the Plan may not exceed 3% of the total number of shares of Common Stock outstanding at the time of any such award. Subject to adjustments as contemplated by Section 15, no person may be granted more than 300,000 restricted shares or stock appreciation rights, or options to purchase more than 300,000 shares, during any one calendar year. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated or canceled as to any shares, the shares subject to such grants shall thereafter be available for further grants under the Plan unless such shares would not be deemed available for future grants pursuant to Rule 16b-3. If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed to have been granted for purposes of determining the number of shares of Common Stock available for grant under the Plan.

5. PARTICIPATION

      Participation in the Plan shall be limited to directors, officers (including directors who are officers of the Company), and other employees of the Company and its subsidiaries who are recommended by the officers and selected by the Committee. Only directors who are not officers or employees of the Company shall be eligible to participate in Section 7 of the Plan. No director who is not an officer of the Company shall be eligible to participate, except pursuant to Section 7.

      Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.

      Stock options, restricted share awards, stock appreciation rights or any combination thereof may be granted to such persons and for such number of shares as the Committee shall determine, subject to the limitations in Section 4. A grant of any type made in any one year to an eligible employee shall neither guarantee nor preclude a further grant of that or any other type to such employee in that year or subsequent years.

                                                                      APPENDIX A

6. STOCK OPTIONS

      Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants nonqualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The options granted shall be subject to the following terms and conditions:

      (a) Price. The price per share payable upon the exercise of each option ("exercise price") shall not be less than 100% of the Fair Market Value of the shares on the date the option is granted. Except for adjustments pursuant to
Section 15, the exercise price for any outstanding option granted under the Plan may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a new option with a lower exercise price unless previously approved by the stockholders of the Company.

      (b) Payment. Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired. Payment may be made in cash or, unless otherwise determined by the Committee, in shares of Common Stock (by either actual delivery of shares or by attestation) or a combination of cash and shares of Common Stock. The Fair Market Value of shares of Common Stock delivered on exercise of options shall be determined on the date of exercise. Shares of Common Stock delivered in payment of the exercise price may be previously owned shares acceptable to the Committee. A Participant may elect to pay the exercise price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

      Unless otherwise determined by the Committee, a participant may also deliver Common Stock of the Company, including shares acquired upon exercise of the option, in satisfaction of any amount the Company is required to withhold for taxes in connection with the exercise of an option subject, if the optionee is subject to Section 16(b) of the Exchange Act, to such restrictions as may be imposed from time to time by the Securities and Exchange Commission to comply with Section 16(b). An election to deliver Common Stock to pay withholding taxes must be made on or before the date the amount of tax to be withheld is determined and once made will be irrevocable. The withholding tax obligation that may be paid by the withholding or delivery of shares may not exceed the statutory minimum withholding for federal, state and local tax obligations in connection with the exercise of the option or the sale of shares received upon exercise of the option. The Fair Market Value of the shares to be withheld or delivered will be the Fair Market Value on the date as of which the amount of tax to be withheld is determined.

      (c) Term of Options. The term during which each option may be exercised shall be determined by the Committee, provided that upon a Change in Control, all outstanding options shall automatically become immediately exercisable. In no event shall an option be exercisable more than ten years from the date it is granted. Prior to the exercise of the option and delivery of the stock represented thereby, the optionee shall not have any rights to receive any dividends or be entitled to any voting rights on any stock represented by outstanding options.

                                                                      APPENDIX A

      (d) Restrictions on Incentive Stock Options. The aggregate Fair Market Value (determined as of the grant date) of shares of Common Stock with respect to which all incentive stock options first become exercisable by any participant in any calendar year under this or any other plan of the Company or any related or predecessor corporation of the Company or any related corporation (as defined in the applicable regulations under the Code) may not exceed $100,000 or such higher amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate fair market value shall exceed $100,000, or applicable higher amount, such options shall be treated as options which are not incentive stock options.

      The exercise price of any incentive stock option granted to a participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the combined voting power of all classes of shares of the Company or any related corporation shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such option shall not exceed five years.

      Incentive stock options can only be issued to employees of the Company.

7. DIRECTOR STOCK OPTIONS

      Each person who is a director of the Company and who is not an officer or employee of the Company (a "non-employee director") as of immediately following the election of directors at the Company's annual stockholder meeting, or who became a non-employee director at any time within six months thereafter, shall be granted as of such date (or on the next day the New York Stock Exchange is open for trading) an option exercisable for such number of shares of Common Stock as shall be approved by the Committee.

      Each option shall terminate, and cease to be exercisable, on the earlier of the occurrence of: (i) the tenth anniversary of the date of grant of the option, or (ii) five years following the date on which the grantee is no longer a director eligible to receive options under this Section (including, but not limited to, such date as the director resigns or dies).

      The exercise price of each option granted pursuant to this Section shall not be less than 100% of the Fair Market Value of the shares on the date the option is granted.

      Each option granted pursuant to this Section shall be exercisable as follows:

      (a) On or before the first anniversary of the date the option is granted, the option will not be exercisable with respect to any of the shares subject to the option, and

      (b) On the first anniversary of the grant date, the option will become exercisable to the extent of 25% of the shares subject to the option, and to the extent of an additional 25% of such shares on each subsequent anniversary of the date of grant, provided that upon a Change in Control any outstanding option shall automatically become immediately exercisable in full, in accordance with
Section 15.

            In addition to the options to be granted to non-employee directors in the manner set forth above, the Committee may at any time and from time to time grant stock options to non-employee directors on such terms and conditions as the Committee may

                                                                      APPENDIX A

determine, subject to the provisions of Section 6 and the other applicable provisions of the Plan.

8. RESTRICTED SHARE AWARDS

      Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time award shares of Common Stock to such participants and in such amounts and for such consideration, as it determines. Each award of shares shall specify the applicable restrictions on such shares, if any, the duration of such restrictions, and the time or times at which such restrictions shall lapse, or the performance or other objectives upon the achievement of which such restrictions shall lapse, with respect to all or a specified number of shares that are part of the award. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any shares awarded to any participant under the Plan.

      Restricted shares may be issued at the time of award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If shares are issued at the time of the award, the participant may be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote. If shares are issued upon lapse of restrictions, the Committee may provide that the participant will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Company on its Common Stock to stockholders of record after the award and prior to the issuance of the shares.

      Except as otherwise provided by the Committee, upon termination of a grantee's employment due to death or Disability during any period of restriction, all restrictions on shares awarded to such grantee shall lapse. Except as otherwise provided by the Committee, on termination of a grantee's employment for any other reason (including Retirement), all restricted shares subject to awards made to such grantee shall be forfeited to the Company.

      The Committee may designate whether any award being granted to any grantee is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used by the Committee for such awards shall be based on any one or more of the following, as selected by the Committee: fully diluted earnings per share, Corporate or Division earnings before interest and taxes (with or without a pro forma charge for the cost of capital) in absolute dollars or as a percentage of sales, revenue, sales, profit after tax, gross profit, operating profit, unit volume, return on equity, changes in working capital, return on capital, cash flow, total shareholder return, return on net capital employed, average net capital as a percent of sales, manufacturing efficiency, new product development project milestone dates, information technology systems implementation project milestone dates, cost of quality, and purchase price variance. For awards under this Section 8 intended to be "performance-based compensation," the grant of the awards and the establishment of the performance measures shall be made during the period required under Code section 162(m).

                                                                      APPENDIX A

9. STOCK APPRECIATION RIGHTS

      The Committee may grant stock appreciation rights, entitling the grantee to receive, in cash or stock, value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (b) an exercise price established by the Committee that shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The stock appreciation rights shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

10. WITHHOLDING OF TAXES

      The Company may permit or require, as a condition to any grant under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash or, unless otherwise determined by the Company, in shares of Company Common Stock valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes. In the event of a transfer of an option pursuant to Section 12, the grantee shall remain liable for any tax required to be withheld.

11. WRITTEN AGREEMENT

      Each person to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

12. TRANSFERABILITY

      To the extent required to comply with Rule 16b-3 and in any event in the case of an incentive stock option, no option or restricted share award granted under the Plan shall be transferable by a participant otherwise than by will or the laws of descent and distribution, or as permitted by this Section 12. The Committee may, in its discretion, authorize all or a portion of the options granted to a participant to be transferred to:

      (a) a member of the participant's family;

      (b) a trust or trusts for the exclusive benefit of members of the participant's family;

      (c) a family partnership, family limited partnership, or family limited liability partnership or company;

      (d) a charitable or non-profit organization, trust or foundation under
Section 501(c)(3) of the Code; or

                                                                      APPENDIX A

      (e) such other person or entity as the Committee may in its discretion permit.

      An option may be exercised only by the grantee thereof, his permitted transferee or his or her guardian or legal representative. Subsequent transfers of options transferred pursuant to this Section 12 shall be prohibited except those by will or the laws of descent and distribution. Following any permitted transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and such options shall be exercisable by the transferee only to the extent and for the periods that they would have been exercisable by the participant.

13. LISTING AND REGISTRATION

      If the Company determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any option or restricted share award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part and no restrictions on such restricted share award shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.

      Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange.

14. TRANSFER OF EMPLOYEE

      Transfer of an employee from the Company to a subsidiary, from a subsidiary to the Company, and from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.

15. ADJUSTMENTS; BUSINESS COMBINATIONS

      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by outstanding options, stock appreciation rights and restricted share awards made under the Plan, and in the exercise price of outstanding options and stock appreciation rights.

      In the event of any Change in Control, all outstanding options, stock appreciation rights and restricted share awards shall vest and shall be exercisable notwithstanding any restriction on vesting or exercise, at a date to be determined by the Committee not later than the effective date of the transaction.

                                                                      APPENDIX A

16. TERMINATION AND MODIFICATION OF THE PLAN

      The Board of Directors, without further approval of stockholders may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required for continued compliance with Rule 16b-3. Except with the approval of the Company's stockholders, no modification may be made to the provisions of Section 3 or Section 6(a) concerning the repricing of any outstanding stock option. The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

17. LIMITATION ON BENEFITS

      With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under such Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18. EFFECTIVE DATE; TERMINATION DATE

      The Plan is effective as of May 23, 2002, subject to the approval of the Company's stockholders. Unless previously terminated, the Plan shall terminate at the close of business on May 23, 2012, ten years from the effective date.

                                                                      APPENDIX B

================================================================================

                         YORK INTERNATIONAL CORPORATION
                        2002 INCENTIVE COMPENSATION PLAN

================================================================================

            The purpose of the York International Corporation 2002 Incentive Compensation Plan (the "Plan") is to give certain management and key employees who are in a position to contribute materially to the success and profitability of York International Corporation (the "Company") an incentive and reward for doing so; and to assist the Company in attracting and retaining the highest caliber of management and key employees. This will be accomplished through incentive compensation in the form of annual awards and mid-term performance awards.

      ARTICLE 1 - DEFINITIONS.

      For purposes of the Plan, the following terms shall have the meaning indicated:

1.1. Annual Award - the annual award granted a Participant under the Annual Program.

1.2.  Annual Performance Objectives - the performance objectives set forth in
      Section 3.2 used to determine Annual Awards.

1.3.  Annual Program - the annual program portion of the Plan set forth in
      Article 3.

1.4. Annual Target Bonus - the annual target bonus amount under Article 3 for a Participant for a Fiscal Year.

1.5.  Board - The Board of Directors of York International Corporation.

1.6.  Change in Control - any one or more of the following:

            (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the

                                                                      APPENDIX B

      Exchange Act) of 30% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
      (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (c) of this Section 1.6; or

            (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board') cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

            (c) consummation of a reorganization, merger or consolidation involving the Company or any subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) either (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting

                                                                      APPENDIX B

      power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation, a corporation which as a result of such transactions owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock or (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Business Combination and (B) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

            (d) a complete liquidation or dissolution of the Company.

1.7.  Code - the Internal Revenue Code of 1986, as amended.

1.8. Company - York International Corporation and except for purposes of Sections 1.6 and 1.13, any other company which is a subsidiary within the meaning of Section 424(f) of the Code with respect to York International Corporation.

1.9. Compensation Committee - the compensation committee of the Board appointed by the Board that is solely composed of two or more persons who are "outside directors" in accordance with

                                                                      APPENDIX B


      the meaning of Treasury Regulation Section 1.162-27(e)(3) and "disinterested persons" in accordance with the meaning set forth in Rule 16b-3 of the Exchange Act.

1.10. Covered Employee - any individual who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code, as amended.

1.11. Disability - an inability to perform the duties assigned by the Company to the Participant by reason of any medically determined physical or mental impairment which has lasted for a continuous period of more than six months.

1.12. Effective Date - January 1, 2002

1.13. Fiscal Year - the fiscal year of the Company.

1.14. Measurement Period - three consecutive Fiscal Years or such other period selected and established by the Compensation Committee with respect to any Mid-Term Program.

1.15. Mid-Term Target Bonus - the mid-term target bonus amount under Article 4 for a Participant for a Measurement Period.

1.16. Mid-Term Award - the award earned by a Participant under the Mid-Term Program at the end of a Measurement Period.

1.17. Mid-Term Performance Objectives - the performance objectives set forth in
      Section 4.2 used to determine Mid-Term Award.

1.18. Mid-Term Program - the mid-term program portion of the Plan set forth in
      Article 4.

1.19. Participant - an individual eligible to participate in the Plan in accordance with Article 2.

1.20. Plan - The York International Corporation 2002 Incentive Compensation
      Plan.

1.21. Retirement - termination of employment with the Company on or after the date the employee either attains 62 years of age or attains 55 years of age and completes 5 years of service or a retirement with the approval of the Board of Directors.

                                                                      APPENDIX B

1.22. Termination of Employment - a termination of employment with the Company other than by reason of death, incurring a Disability, or Retirement.

1.23. Termination for Cause - a Termination of Employment if the employee was terminated for (i) providing the Company with materially false representations relied upon by the Company in furnishing information to shareholders, a stock exchange or the Securities and Exchange Commission,
      (ii) maintaining an undisclosed, unauthorized and material conflict of interest in the discharge of duties owed to the Company, (iii) misconduct causing a serious violation by the Company of state or federal laws, (iv) theft of Company funds or assets, or (v) conviction of a crime involving moral turpitude.

      ARTICLE 2 - ELIGIBILITY.

            (a) An individual shall be eligible for the Annual Program if he is
      (i) a Covered Employee or (ii) a management or key employee who is approved by the Compensation Committee to participate in the Annual Program for the specified Fiscal Year.

            (b) An individual who is hired or has changed position after the beginning of the Fiscal Year shall be eligible for the Annual Program if he is a management or key employee who is approved by the Compensation Committee to participate in the Annual Program for the specified Fiscal Year. Such a Participant shall be entitled to a pro-rated Annual Cash Award as described in Section 3.3(c) for that Fiscal Year payable in the same form and at the same time as Annual Cash Awards are paid to other Participants.

            (c) An individual shall be eligible for the Mid-Term Program if he is (i) a Covered Employee or (ii) a management or key employee who is approved by the Compensation Committee to participate in the Mid-Term Program for the specified Measurement Period. An individual who previously received an award under the Mid-Term Program, but is not currently

                                                                      APPENDIX B

      eligible to do so will nonetheless participate in the Mid-Term Program with respect to any Mid-Term Award previously granted until such Mid-Term Award is paid out or such Mid-Term Award expires.

            (d) An individual who is hired or has changed position after the beginning of a Measurement Period shall be eligible for the Mid-Term Program if he is a management or key employee who is approved by the Compensation Committee to participate in the Mid-Term Program for the specified Measurement Period. Such a Participant shall be entitled to a pro-rated Mid-Term Award as described in Section 4.3(c) for that Measurement Period payable in the same form and at the same time as Mid-Term Awards are paid to other Participants for that Measurement Period.

      ARTICLE 3 - ANNUAL PROGRAM.

3.1.  Annual Award Grants

            (a) Annual Awards shall be determined in accordance with pre-established Annual Performance Objectives as described in Section 3.2. Once established, the Compensation Committee shall not have discretion to modify the terms of the Annual Awards, except that the Compensation Committee shall have the discretion to reduce the payout under any Annual Award, if in the sole judgment of the Compensation Committee, the amount of such payout does not reflect the design intentions of the Plan. It is intended that all Annual Awards under the Plan to Covered Employees will satisfy the requirements for deductibility under Section 162(m) of the Code.

            (b) Not later than 90 days after the beginning of the Fiscal Year (or, if earlier, the date as of which 25% of the Participant's period of service for the Fiscal Year has elapsed), the Compensation Committee will approve the Annual Target Bonus for each Participant's Annual

                                                                      APPENDIX B

      Award. The Annual Target Bonus will be based on several factors, including market competitive data, job responsibilities, the aggressiveness of the financial budget relative to prior year performance and market conditions and other factors considered relevant by the Compensation Committee. The Compensation Committee shall approve in writing a schedule setting forth the percentage of Annual Target Bonus payable based on the level of performance objectives achieved.

            (c) At the end of a Fiscal Year the Compensation Committee shall approve the payment to each Participant of his Annual Award, if any. The Annual Award shall be based on the degree to which the predetermined Annual Performance Objectives for that Fiscal Year are achieved. Prior to the payment of any Annual Awards the Compensation Committee shall certify the degree of achievement of the applicable Annual Performance Objective. The maximum amount payable to any individual Participant as an Annual Award for a Fiscal Year shall be $4,000,000.

3.2. Annual Performance Objectives. Annual Performance Objectives shall be developed through the Company's business planning process and shall be approved by the Compensation Committee in writing not later than 90 days after the beginning of the Fiscal Year. The Annual Performance Objectives shall be composed of one or more of the following: fully diluted earnings per share, Corporate or Division earnings before interest and taxes (with or without a pro forma charge for the cost of capital) in absolute dollars or as a percentage of sales, revenue, sales, profit after tax, gross profit, operating profit, unit volume, return on equity, changes in working capital, return on capital, cash flow, total shareholder return, return on net capital employed, average net capital as a percent of sales, manufacturing efficiency, new product development project milestone dates, information technology systems implementation project milestone dates, cost of quality,

                                                                      APPENDIX B

      purchase price variance or, for Participants other than Covered Employees, other objectively measurable goals approved by the Compensation Committee. In establishing the goals, the Compensation Committee will keep in mind the requirement of Reg. Section 1.162-27(e)(2) that the outcome must be substantially uncertain at the time the Annual Performance Objectives are established. The Compensation Committee will determine whether the attainment of Annual Performance Objectives will be impacted by extraordinary, unusual, or non-recurring items or changes in Generally Accepted Accounting Principles. A different combination of goals may be used for different Participants or different positions (including differences between Corporate and Division positions). The goals used may vary for each Fiscal Year. However, the specific goals to be used for a Participant or a class of Participants for a specific Fiscal Year shall be approved in writing by the Compensation Committee.

3.3.  Forfeitability of Annual Award.

            (a) Except as provided in Section 3.3(b) and Article 5, a Participant must remain employed by the Company until the last day of the Fiscal Year to receive his Annual Award, if any. If a Participant has a termination of Employment which is a Termination for Cause or which is voluntary prior to the end of the Fiscal Year, all rights to the Annual Award for that Fiscal Year shall be forfeited.

            (b) If a Participant dies, incurs a Disability, has a Retirement or has a Termination of Employment other than a termination described in 3.3(a) before the end of the Fiscal Year or takes an unpaid leave of absence of longer than 30 days during the Fiscal Year, then such Participant shall be entitled to a pro-rated Annual Award for that Fiscal Year as described in Section 3.3(c), payable at the same time applicable to other Participants.

            (c) The amount of the pro-rated Annual Award referred to in Section 3.3(b) shall be

                                                                      APPENDIX B

      equal to the product of (i) the amount of the Annual Award for that Participant determined under Section 3.1 and 3.2 and (ii) a fraction, the numerator of which is the number of completed calendar months of service performed (in the case of a Disability, the number of completed months through the date of Disability) by the Participant for the Fiscal Year and the denominator of which is twelve.

3.4 Payment of Annual Award. A Participant's Annual Award for a Fiscal Year shall be paid in a single cash payment within 75 days of the end of that Fiscal Year; provided, however, that any award in excess of 150% of a Participant's then current salary may be paid in the Company's common stock or in a combination of cash and common stock, in the sole discretion of the Compensation Committee.

      ARTICLE 4 - MID-TERM PROGRAM.

4.1.  Mid-Term Award Grants.

            (a) Mid-Term Awards shall be determined in accordance with pre-established Mid-Term Performance Objectives as described in Section
      4.2. Once established, the Compensation Committee shall not have discretion to modify the terms of the Mid-Term Awards, except that the Compensation Committee shall have the discretion to reduce the payout under any Mid-Term Award, if in the sole judgment of the Compensation Committee, the amount of such payout does not reflect the design intentions of the Plan. It is intended that all payments hereunder to Covered Employees will satisfy the requirements for deductibility under
      Section 162(m) of the Code.

            (b) The Mid-Term Target Bonus for each Participant's Mid-Term Award for the Measurement Period shall be approved by the Compensation Committee no later than 90 days after the commencement of the Participant's period of service during the Measurement Period.

                                                                      APPENDIX B

      The Mid-Term Target Bonus will be based on several factors, including market competitive data, job responsibilities and market conditions and other factors considered relevant by the Compensation Committee. The Mid-Term Award shall be based on the degree to which the predetermined Mid-Term Performance Objectives for that Measurement Period are achieved. The Compensation Committee shall approve in writing a schedule setting forth the percentage of Mid-Term Target Bonus payable based on the level of performance objective achieved.

            (c) At the end of the Measurement Period, the Compensation Committee shall approve the payment to each Participant of his Mid-Term Award, if any. Prior to the payment of any Mid-Term Awards, the Compensation Committee shall certify that degree of achievement of the applicable Mid-Term Performance Objectives. The maximum amount payable to any individual Participant as a Mid-Term Award for a given Measurement Period is $3,000,000.

4.2.  Mid-Term Performance Objectives.

            The Mid-Term Performance Objectives shall be developed through the Company's business planning process and shall be approved by the Compensation Committee in writing not later than 90 days after the beginning of the Measurement Period to which they apply. The Mid-Term Performance Objectives shall be composed of one or more of the following: cumulative earnings per share over a specified period, fully diluted earnings per share, Corporate or Division earnings before interest and taxes (with or without a pro forma charge for the cost of capital) in absolute dollars or as a percentage of sales, revenue, sales, profit after tax, gross profit, operating profit, unit volume, return on equity, changes in working capital, Corporate or Division return on net capital employed, cash flow, total shareholder return, total return to shareholders as compared to a relevant index of publicly traded companies as approved by the Compensation Committee or, for Participants other than Covered Employees, other objectively measurable

                                                                      APPENDIX B

      goals approved by the Compensation Committee. The Compensation Committee will determine whether the achievement of Mid-Term Performance Objectives will be impacted by any extraordinary, unusual or non-recurring items or changes in Generally Accepted Accounting Principles. In establishing the goals, the Compensation Committee will keep in mind the requirements of Reg. Section 1.162-27(e)(2) that the outcome must be substantially uncertain at the time the Mid-Term Performance Objectives are established. A different combination of goals may be used for different Participants or different positions (including differences between corporate and division positions). The goals used may vary for each Measurement Period. However, the specific goals to be used for a Participant or a class of Participants for a specific Measurement Period shall be approved in writing by the Compensation Committee.

4.3.  Forfeitability of the Mid-Term Award.

            (a) Except as provided in Section 4.3(b) and Article 5, a Participant must remain employed by the Company until the end of the applicable Measurement Period to receive his Mid-Term Award. If the Participant has a Termination of Employment which is a Termination for Cause or which is voluntary prior to the end of the applicable Measurement Period, all rights to the Mid-Term Award shall be forfeited.

            (b) If a Participant dies, incurs a Disability, has a Retirement or has a termination of Employment other than a termination described in
      Section 4.3(a) before the end of the applicable Measurement Period or takes an unpaid leave of absence of longer than 30 days during the Measurement Period, then such Participant shall be entitled to a pro-rated Mid-Term Award for the Measurement Period, as described in Section 4.3(c).

            (c) The amount of the pro-rated Mid-Term Award referred to in
      Section 4.3(b) shall be equal to the product of (i) the amount of the Mid-Term Award for that Participant determined

                                                                      APPENDIX B

      under Section 4.1 and 4.2 and (ii) a fraction, the numerator of which is the number of completed calendar months of service performed (in the case of a Disability, the number of completed months through the date of Disability) by the Participant for the Measurement Period and the denominator of which is the number of months in the Measurement Period.

4.4. Payment of Mid-Term Award. The payment of the Mid-Term Award, if any, will be made in cash within 75 days after the end of the Measurement Period, provided, however, that any award in excess of 100% of a Participant's then current salary may be paid in the Company's common stock or in a combination of cash and common stock, in the sole discretion of the Compensation Committee.

      ARTICLE 5 - CHANGE IN CONTROL.

5.1. Effect of Change in Control. In the event of a Change in Control, the Plan shall terminate and the Participants' right to receive an Annual Cash Award and Mid-Term Awards under the Annual Program and any Mid-Term Programs then in effect shall be measured as of the end of the fiscal month immediately preceding the date of the Change in Control pursuant to Sections 5.2 and 5.3.

5.2.  Measurement of Achievement under Annual Program.

            (a) To the extent the percentage of an Annual Performance Objective that was anticipated to be achieved as of the date for measurement set forth in Section 5.1 can be ascertained from the financial operating budget on which the Annual Program was based, achievement of such Annual Performance Objective shall be measured based on actual achievement as of such time versus anticipated achievement as of such time.

            (b) In the event Section 5.2(a) above shall not apply, if any Annual Performance Objective is based on a measure that is not subject to proration, achievement of such Annual

                                                                      APPENDIX B

      Performance Objective shall be measured as of the date set forth in
      Section 5.1 above. To the extent any Annual Performance Award is capable of proration, achievement of such Annual Performance Objective shall be measured as of the date set forth in Section 5.1 on a prorated basis. The prorated Annual Performance Objective shall be equal to the product of the
      (i) the Annual Performance Objective and (ii) a fraction, the numerator of which is the number of fiscal months elapsed under the Annual Program and the denominator of which is twelve.

5.3.  Measurement of Achievement under Mid-Term Programs.

            (a) Achievement of that portion of any Mid-Term Awards outstanding as of the date of a Change in Control that is based on performance against an index shall be measured against such index as of the date set forth in
      Section 5.1 above.

            (b) To the extent the percentage of a Mid-Term Performance Objective that was anticipated to be achieved as of the date for measurement set forth in Section 5.1 can be ascertained from the long-term plan on which the Mid-Term Program was based, achievement of such Mid-Term Performance Objective shall be measured based on actual achievement as of such time versus anticipated achievement as of such time.

            (c) In the event that Sections 5.3(a) or 5.3(b) shall not be applicable, if any Mid-Term Performance Objective is based on a measure which is not subject to proration, achievement of such Mid-Term Performance Objective shall be measured as of the date set forth in
      Section 5.1 above. To the extent any such Mid-Term Performance Objective is capable of proration, achievement of such Mid-Term Performance Objective shall be measured as of the date set forth in Section 5.1 on a prorated basis. The prorated Mid-Term Performance Objective shall be equal to the product of (i) the Mid-Term Performance Objective and (ii) a fraction, the numerator of which is the number of fiscal months elapsed in the Measurement Period and the denominator of

                                                                      APPENDIX B

      which is the total number of fiscal months in the Measurement Period.

5.4. Payment of Awards. To the extent any Annual Award or Mid-Term Award has been earned, based on the methods of measurement set forth in Sections 5.2 and 5.3 above, respectively, such Annual Award or Mid-Term Award shall be payable without any further approval by the Compensation Committee and without proration based on the amount of time elapsed under either the Annual Program or any Mid-Term Program. All payments shall be made as soon as practicable after the Change in Control, but in no event later than forty-five (45) days after the Change in Control.

      ARTICLE 6 - GENERAL.

6.1. Nonassignability of Incentive Awards. No right under the Plan shall be subject to anticipation, sale, assignment, encumbrance or transfer other than by will or the laws of intestate succession.

6.2. Unsecured Interest. A Participant shall have no interest in any fund or specified asset of the Company. Any amounts which are or may be set aside under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Company, and no person or entity other than the Company shall, by virtue of the provisions of this Plan, have any interest in such assets. No right to receive payments from the Company pursuant to this Plan shall be greater than the right of any unsecured creditor of the Company.

6.3. No Right or Obligation of Continued Employment. Nothing contained in the Plan shall require the Company or a related company to continue to employ a Participant, nor shall the Participant be required to remain in the employment of the Company or a related company.

6.4. Withholding. The Company shall withhold all required local, state and federal and foreign taxes from the amount of any award. If awards are made in stock, the employee may deliver shares in satisfaction of the tax.

                                                                      APPENDIX B

6.5. Amendment and Termination of the Plan. The Plan may be amended or terminated at any time by the Board or by the Compensation Committee as delegated by the Board, provided that such termination or amendment shall not, without the consent of any Participant, affect such Participant's rights with respect to awards previously awarded to him. With the consent of the Participant affected, the Board, or by delegation of authority by the Board, the Committee, may amend outstanding awards in a manner not inconsistent with the Plan. Further, no amendment that would require shareholder approval under Section 162(m) of the Code shall be made without that approval.

6.6. Binding on Successors. The obligations of the Company under the Plan shall be binding upon any organization which shall succeed to all or substantially all of the assets of the Company, and the term "Company," whenever used in the Plan, shall mean and include any such organization after the succession.

6.7. References. Any masculine personal pronoun shall be considered to mean also the corresponding feminine or neuter personal pronoun, as the context requires.

6.8. Applicable Law. The Plan shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without reference to principles of conflicts of laws.

            IN WITNESS WHEREOF, the York International Corporation 2002 Incentive Compensation Plan is, by the authority of the Board of Directors of the Corporation, executed as of the day of , 2002.

      Attest                                      YORK INTERNATIONAL CORPORATION

      _______________________________             By: __________________________
      Secretary
      [Corporate Seal]

                                                                      APPENDIX C

                                   APPENDIX C

                         YORK INTERNATIONAL CORPORATION
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of York International Corporation (the "Company") shall oversee the financial reporting of the Company and the related financial and accounting control systems of the Company, and shall monitor compliance with the Company's ethics policies and applicable laws and regulations. Management of the Company is responsible for such financial reporting, and for establishing and maintaining the related systems of internal control.

Structure and Membership

The Board shall determine the size and composition of the Committee in accordance with the applicable rules of the New York Stock Exchange, Securities and Exchange Commission (the "Commission") and other applicable regulatory authorities. All of the members of the Committee shall be Directors independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment.

Meetings

The Committee shall meet not less than four times each year. The Committee may invite to its meetings or meet privately with others, including representatives of the Company's internal audit function, independent auditors, and operating and financial management of the Company. The Committee shall regularly report its activities to the Board.

Activities

In performing its responsibility to oversee the financial reporting and related financial and accounting control systems of the Company, the Committee shall:

- Recommend to the Board the appointment of independent auditors for the Company

- Review and discuss with the independent auditors their annual audit plan, and any changes thereto reported to the Committee

- Meet with the independent auditors and operating and financial management of the Company to review matters relating to the annual audit of the Company's financial statements

- Review the Company's annual audited financial statements with management of the Company and discuss with the independent auditors (1) the matters required to be

                                                                      APPENDIX C

      communicated by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (2) the auditors' independence, and based on such review and discussions, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report to be filed on Form 10-K with the Commission

- Review, telephonically or in person, with the independent auditors and representatives of management of the Company the matters required to be communicated by Statement on Auditing

      Standards No. 61, Communication with Audit Committees, prior to the public announcement of unaudited quarterly financial information and the filing with the Commission of Forms 10-Q containing unaudited quarterly financial statements (This review may be completed by the Chairman of the Committee or by him or her and other members of the Committee.)

- Review letters to management of the Company prepared by the independent auditors relating to internal control and financial and accounting matters, and any responses thereto prepared by management of the Company

- Review and discuss with the independent auditors and management of the Company the information prepared by the independent auditors and included pursuant to applicable professional and regulatory requirements, including Statement on Auditing Standards No. 61, Communication with Audit Committees, and pronouncements of the Independence Standards Board, and consider, after appropriate dialogue, the effect on the independence and objectivity of the independent auditors of any relationships between the Company or its management and the independent auditors, and of any other services provided by the independent auditors

- Review and discuss with the independent auditors and management of the Company any reports prepared by the independent auditors relating to other procedures completed by the independent auditors

- Meet separately with appropriate representatives of each of the independent auditors and internal auditors to consider any matters raised by them

- Meet separately with the independent auditors to (1) make clear to them that they are ultimately accountable to the Board and the Committee as representatives of the Company's shareholders and (2) discuss the independent auditors' judgments about the quality of the Company's accounting principles

- Periodically review and consider the internal audit long range and annual audit plans

- Review periodic reports provided by internal audit setting forth its progress toward completion of the annual internal audit plan, any significant deviations from or changes to the annual internal audit plan reported to the Committee, the results of internal audit procedures completed and reported to the Committee, and any other matters brought to the attention of the Committee by the internal auditors, and any responses of management of the Company to internal audit reports and recommendations

                                                                      APPENDIX C

- Review periodic reports prepared by the Company's General Counsel concerning compliance with the Company's ethics policies and applicable laws and regulations

- Consider other matters and undertake activities, including engagement of outside advisors, from time to time which the Committee believes appropriate to meeting its responsibility to oversee the financial reporting of the Company and the related financial and accounting control systems of the Company

- Prepare an annual report of the Committee for inclusion in the Company's annual proxy statement as required by the rules of the Commission

- Review annual affirmations provided to the New York Stock Exchange (the "Exchange") pursuant to its regulations relating to compliance with rules established by the Exchange with respect to the composition of the Committee and the qualifications of members of the Committee

- Consider annually the adequacy of this Charter, and submit to the Board for adoption any changes to the Charter deemed appropriate in the circumstances

Communications

The Committee shall make clear to the independent auditors, the Director of Internal Audit and management of the Company that, whenever matters come to their attention which they believe should be urgently communicated to the Committee, such matters should be communicated immediately to the Chairman of the Committee. When any member of the Committee learns of information he or she believes should be communicated to the Board, he or she shall promptly notify the Chairman of the Committee.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits in accordance with generally accepted auditing standards or to determine that the Company's financial statements are prepared in accordance with generally accepted accounting principles. The independent auditor is responsible for planning and conducting such audits, and management of the Company is responsible for preparing the Company's financial statements in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

PROXY CARD

If properly executed, the shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder, or to the extent directions are not given, such shares will be voted FOR each of the nominees and FOR Proposals 2, 3 and 4.

The Board of Directors recommends a vote "FOR" the nominees listed below and a vote "FOR" Proposals 2, 3 and 4.

1. Election of Directors

Nominees: Gerald C. McDonough, Michael R. Young, W. Michael Clevy, Malcolm W. Gambill, J. Roderick Heller, III, Robert F.B. Logan, Paul J. Powers, Donald M. Roberts, and James A. Urry

2. Act on an Omnibus Stock Plan

3. Act on an Incentive Compensation Plan

4. Ratify the appointment of KPMG LLP as the Company's independent accountants


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